Exhibit (e)
FISCAL AGENCY AGREEMENT
Conformed Copy
PROVINCE OF ONTARIO
€225,000,000
€105,000,000 FLOATING RATE BONDS DUE OCTOBER 9, 2017
€120,000,000 FLOATING RATE BONDS DUE JANUARY 9, 2018

FISCAL AGENCY AGREEMENT

Dated as of January 9, 2009

PROVINCE OF ONTARIO
          FISCAL AGENCY AGREEMENT dated as of January 9, 2009, between the Province of Ontario (the “Province”) and The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, as fiscal agent, transfer agent, registrar, calculation agent and principal paying agent.
          1. Underwriting Agreement. The Province entered into an underwriting agreement dated as of December 19, 2008 (the “Underwriting Agreement”) with the underwriter listed on Schedule II thereto providing for the issue and sale by the Province of €105,000,000 aggregate principal amount of Floating Rate Bonds due October 9, 2017 (the “2017 Bonds”) and €120,000,000 aggregate principal amount of Floating Rate Bonds due January 9, 2018 (the “2018 Bonds” and together with the 2017 Bonds the “Bonds”).
          2. Appointment of Registrar; Paying Agents; Additional Transfer Agent. (a) The Province hereby appoints The Bank of New York Mellon, at present having its principal office at 101 Barclay Street, New York, New York 10286, in the Borough of Manhattan, the City and State of New York, as fiscal agent, transfer agent, registrar, calculation agent and principal paying agent of the Province for the Bonds, upon the terms and conditions set forth herein. The Bank of New York Mellon accepts such appointments, and along with its successors as such fiscal agent, transfer agent, registrar, calculation agent and principal paying agent is hereinafter referred to as the “Registrar”.
          (b) The Province may from time to time appoint one or more additional agents (hereinafter called a “Paying Agent” or the “Paying Agents”) for the payment (subject to the applicable laws and regulations) of the principal of and interest and Additional Amounts (as defined in the terms and conditions of the Bonds), if any, on the Bonds at such place or places as the Province may determine pursuant to a written paying agency agreement (a “Paying Agency Agreement”). In addition, the Province, with the acknowledgement of the Registrar, hereby appoints The Bank of New York Mellon, One Canada Square, London EI4 5AL, England, as its initial Paying Agent in the United Kingdom, and The Bank of New York Mellon accepts such appointment. The Province may at any time terminate the appointment of any Paying Agent provided, however, (i) that for so long as the Bonds are admitted to the Official List of the Financial Services Authority and to trading on the London Stock Exchange plc’s Regulated Market and the rules of such stock exchange or the rules of the Financial Services Authority (UK) so require, the Province will maintain a paying agent in the United Kingdom, and (ii) that the Province will maintain a paying agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to the European Council Directive regarding the taxation of savings income (Directive 2003/48/EC) (the “Directive”) or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such directive. The Province will keep the Registrar informed as to the name, address, and telephone and facsimile numbers of each Paying Agent appointed by it and will notify the Registrar of the resignation of any Paying Agent. The Registrar shall arrange with each Paying Agent for the payment, as provided herein, of the principal of and interest and Additional Amounts, if any, on the Bonds on terms approved by the Province (further references herein to principal and interest shall be deemed to also refer to any Additional Amounts).
          (c) The Province may from time to time appoint one or more additional agents for the processing of applications for registration of transfer or exchange of fully registered Bonds in definitive form (hereinafter referred to as an “Additional Transfer Agent” or “Additional Transfer Agents” and, together with the Registrar, in its capacity as transfer agent of the Province, the “Transfer Agents” or individually a “Transfer Agent”) pursuant to a written transfer agency agreement (a “Transfer Agency Agreement”). The Province may at any time terminate the appointment of any Additional Transfer Agent. The Province will keep the Registrar informed as to the name, address and telephone and facsimile numbers of each Additional Transfer Agent appointed by it and will notify the Registrar of the resignation or termination of the appointment of any Additional Transfer Agent.
          3. Form. (a) The 2017 Bonds and 2018 Bonds shall each initially be issued in the form of a fully registered global certificate without coupons (such registered global certificates and any registered global certificate or certificates issued upon any transfer or exchange thereof or in replacement therefor is hereinafter referred to as the “Global Bonds”). The Global Bonds shall be registered in the name of and held by The Bank of New York Depository (Nominees) Limited as common depository (“Common Depository”) of Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”), or its nominee. As long the Common Depository or its respective nominee is the registered holder of the Global Bonds, it will be considered the sole owner and registered holder of the Bonds for all purposes hereunder and under the Global Bonds. None of the Province, the Registrar or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made by the Common Depository, Clearstream, or Euroclear, on account of beneficial interests in the Global Bonds. Except as provided in Section 6 hereof, owners of beneficial interests in the Global Bonds will not be entitled to have Bonds registered in their names, will not receive or be entitled to receive Bonds in definitive registered form and will not be considered registered holders thereof under this Agreement. The Global Bonds will be substantially in the form attached hereto as Exhibit 1.
          (b) All Bonds (including the Global Bonds) shall be executed on behalf of the Province by the signature, manual or in facsimile, of the Minister of Finance or the manual signature of any one of (i) the Deputy Minister of Finance, or (ii) the Chief Executive Officer, the Executive Director, Capital Markets Division or any Director, Capital Markets Division, all of the Ontario Financing Authority, and shall be sealed with the manual or facsimile seal of the Minister of Finance. In the event that any official of the Province who shall have signed or whose facsimile signature shall appear upon any of the Bonds shall cease to hold such office before the Bonds so signed shall actually have been authenticated, registered or delivered, such Bonds nevertheless may be authenticated, registered and delivered with the same force and effect as though such person who signed such Bonds had not ceased to be such official of the Province.
          4. Authentication. The Registrar shall, upon receipt of Bonds duly executed and sealed on behalf of the Province together with a written order or orders to authenticate and deliver Bonds in a stated aggregate principal amount, (i) authenticate and register not more than the said aggregate principal amount of Bonds and deliver them in accordance with the written

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order or orders of the Province and (ii) thereafter authenticate, register and deliver Bonds in accordance with the provisions of Sections 5, 6 and 8 of this Agreement. Except as described in Section 9(d) hereof, the total amount of the Bonds to be issued and outstanding at any time, whether in the form of Global Bonds or Bonds in definitive registered form, issued in exchange for the Global Bonds, shall not exceed €105,000,000 in aggregate principal amount of 2017 Bonds and €120,000,000 in aggregate principal amount of 2018 Bonds, plus the aggregate principal amount of any additional Bonds issued by the Province pursuant to any supplement hereto in accordance with Section 15 of this Agreement.
          5. Registration, Transfers and Exchanges. (a) The Registrar, as agent of the Province for such purpose, shall at all times keep at its principal office in the Borough of Manhattan, the City and State of New York, a register or registers (hereinafter the “Register” or “Registers”) for the registration and registration of transfers and exchanges of Bonds, in which shall be entered the names and addresses of the registered holders of Bonds and the principal amount of and other particulars of the Bonds held by them. Subject to Section 6 hereof, upon surrender for registration of transfer of any 2017 Bond or 2018 Bond at said office, the Registrar shall authenticate, register and deliver, in the name of the transferee or transferees, a new Bond or Bonds of such series for a like aggregate principal amount. Subject to Section 6 hereof, upon surrender of any 2017 Bond or 2018 Bond at said office for exchange, the Registrar shall authenticate, register and deliver, in exchange for such Bond, a new Bond or new Bonds of such series of the appropriate authorized denomination(s) and for a like aggregate principal amount in accordance with the provisions of such Bonds. The Province and the Registrar shall not be required to make any exchange of Bonds if as a result thereof, the Province would incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange.
          (b) All new Bonds authenticated and delivered by the Registrar upon registration of transfer or in exchange for Bonds of other denominations shall be so dated that neither gain nor loss of interest shall result from such registration of transfer or exchange.
          (c) All Bonds presented or surrendered for registration of transfer, exchange or payment shall be accompanied by a written instrument or instruments of transfer in form satisfactory to the Registrar, duly executed by the registered holder or its attorney duly authorized in writing and with the signatures thereon duly guaranteed by a commercial bank or trust company having its principal office in the City of New York or by a member of the New York Stock Exchange.
          (d) The Registrar and each Additional Transfer Agent shall not impose any service charge on the registered holder on any such registration of transfer or exchange of Bonds in the normal course of business; however, the Province may require of the party requesting such transfer or exchange, as a condition precedent to the exercise of any right of transfer or exchange contained in this Agreement or in the Bonds, the payment of a sum sufficient to cover any stamp or other tax or other governmental charge payable in connection therewith.
          (e) The Province, the Registrar and any Paying Agent or Additional Transfer Agent may treat the person in whose name any Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of principal of and interest on such Bond, and all

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other purposes whatsoever, whether or not such Bond be overdue, and none of the Province, the Registrar, any Paying Agent or any Additional Transfer Agent shall be affected by any notice to the contrary and any such payment shall be a good and sufficient discharge to the Province, the Registrar and any Paying Agent or Additional Transfer Agent for the amount so paid.
          (f) The Registrar shall not be required to register any transfer or exchange of Bonds (and any Additional Transfer Agent shall not be required to accept presentment of fully registered Bonds in definitive form for registration of transfer or exchange by the Registrar) during the period (i) from the Regular Record Date (as defined in the Bonds) to the Interest Payment Date (as defined in the Bonds) or (ii) from the close of business on the fifteenth day preceding the date of early redemption of the Bonds (the “Redemption Record Date”) to the date of early redemption of the Bonds (the “Redemption Date”). For the purposes of any interest payment made in accordance with Section 7(b) or (c) hereof, such payment shall be made to those persons in whose names the Bonds are registered on such Regular Record Date or Redemption Record Date.
          (g) Each Additional Transfer Agent, as agent of the Province for such purpose, shall maintain an office in its jurisdiction at which fully registered Bonds in definitive form may be presented for registration of transfer or exchange by the Registrar in accordance with this Agreement. Each Additional Transfer Agent shall promptly forward to the Registrar all such Bonds received by it, together with the written instrument or instruments of transfer referred to above.
          6. Special Provisions Relating to the Global Bonds. (a) Unless any Global Bond is presented by an authorized representative of the Common Depository or its nominee to the Province, the Registrar or their respective agents for registration of transfer, exchange or payment, and any replacement Global Bond issued is registered in the name of the Common Depository or its nominee as requested by such authorized representative and any payment is made to the Common Depository or its nominee, any transfer, pledge or other use of the Global Bonds for value or otherwise shall be wrongful since the registered holder thereof has an interest therein.
          (b) Except as provided in this subparagraph, Bonds will not be issued in definitive registered form. If the Common Depository notifies us that it is unwilling or unable to continue as common depositary in connection with a Global Bond and a successor depositary is not appointed within a reasonable period after receiving such notice or if at any time Euroclear or Clearstream is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention to permanently cease business, the Province shall execute and seal Bonds in definitive registered form, and the Registrar, upon receipt thereof, shall authenticate and deliver such Bonds in definitive registered form without coupons, in denominations determined by the Province and of €100,000 and integral multiples thereof, in an aggregate principal amount equal to the aggregate principal amount of the affected Global Bonds as of the exchange date.
          The Province may at any time and in its sole discretion determine not to have any of the 2017 Bonds or 2018 Bonds held in the form of a Global Bond. In such event the Province shall execute and seal Bonds in definitive registered form, and the Registrar, upon receipt

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thereof, shall authenticate and deliver such Bonds in definitive registered form without coupons, in denominations determined by the Province and of €100,000 and integral multiples thereof, in an aggregate principal amount equal to the aggregate principal amount of such Global Bond as of the exchange date.
          Upon the exchange of a Global Bond for Bonds in definitive registered form, the Registrar shall cancel such Global Bond and shall reduce the holdings of the Common Depository or its nominee on the Register to nil. Bonds in definitive registered form issued in exchange for a Global Bond pursuant to this section shall be registered in such names as the Common Depository shall instruct the Registrar or the Province. The Registrar shall deliver such Bonds in definitive registered form to or as directed by the persons in whose names such definitive registered Bonds are so registered and, to the extent reasonably practicable in the circumstances, shall direct all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof on or after such exchange regardless of whether such exchange occurred after the record date for such payment.
          All Bonds in definitive registered form issued upon the exchange of a Global Bond shall be valid obligations of the Province, evidencing the same debt, entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to a Global Bond) as the Global Bond surrendered upon such exchange.
          7. Payment. (a) The Province will pay to the Registrar, in same day funds, in the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended (the “euro”), to an account to be specified by the Registrar, on the day on which the same shall become due (or the next succeeding Business Day if such due date falls upon a day which is not a Business Day as defined below, unless such next following Business Day falls in the next succeeding calendar month, in which case the related payment will be made on the immediately preceding Business Day as if made on the date such payment was due), all amounts to be paid on the Bonds for principal and interest on that date as required by the terms of the Bonds, and the Province hereby authorizes and directs the Registrar, from the funds so paid to it, to make payment of the principal and interest in respect of the Bonds in accordance with their terms and the provisions set forth below. For the purposes of this Section 7(a), “Business Day” means a day on which banking institutions in the City of New York, in the City of London and in the City of Toronto are not authorized or obligated by law or executive order to be closed and in relation to any date for payment or purchase of euro, any TARGET Day. “TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007 is open for the settlement of payments in euro.
          (b) Upon receipt of funds from the Province pursuant to Section 7(a), payment of principal and interest on the Global Bonds shall be made forthwith by the Registrar to the Common Depository or its nominee, in accordance with procedures agreed to between the Registrar, the Common Depository or its nominee and Euroclear and Clearstream.
          (c) Payment of principal in respect of Bonds in definitive registered form issued pursuant to Section 6(b) hereof shall be made against surrender at the office of the

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Registrar in the Borough of Manhattan, the City and State of New York or at the office of any Paying Agent appointed by the Province for such purpose pursuant to this Fiscal Agency Agreement and any Paying Agency Agreement. Payment of interest due prior to or on the applicable Maturity Date or on any Redemption Date will be made by forwarding by post or otherwise delivering a cheque to the registered addresses of registered holders of Bonds, or, at the option of the Province, otherwise transferring funds to the registered holders of the Bonds. Such cheque shall be dated the due date for payment and made payable to the order of the registered holder or, in the case of joint registered holders, to the order of all such joint holders (failing instructions from them to the contrary) and shall be sent to the address of that one of such joint holders whose name stands first in the register as one of such joint holders. The Registrar shall mail or otherwise deliver such cheques to the names and addresses of registered holders of Bonds sufficiently in advance of the relevant due date for payment that receipt of such cheques by registered holders on or before the due date is reasonably assured.
          (d) All moneys paid to the Registrar under Section 7(a) of this Agreement shall be held by it in a separate account from the moment when such money is received until the time of actual payment, in trust for the registered holders of Bonds to be applied by the Registrar to payments due on the Bonds at the time and in the manner provided for in this Agreement and the Bonds, provided that if the Registrar shall fail to duly make any such payment due on the Bonds and, as a result of such failure, the Province otherwise duly makes such payments to the registered holders of Bonds, the Registrar shall thereupon hold such moneys paid to it under Section 7(a) in trust for the Province. Any money deposited with the Registrar for the payment of the principal or interest in respect of any Bond remaining unclaimed for two years after such principal or interest shall have become due and payable shall be repaid to the Province without interest, and the registered holder of a Bond may thereafter look only to the Province for any payment to which such holder may be entitled.
          8. Mutilated, Destroyed, Stolen or Lost Bond Certificates. (a) If any Bond certificate is mutilated, defaced, destroyed, stolen or lost, application for replacement shall be made to the Registrar who shall promptly transmit such application to the Province. Such application shall be accompanied by the mutilated or defaced certificate or proof, satisfactory to the Province in its discretion, of the destruction, theft or loss of the certificate, and upon receipt by the Province of an indemnity satisfactory to it, the Province shall execute a new certificate of like tenor, and upon written instructions from the Province, the Registrar shall thereupon cancel the mutilated or defaced certificate and adjust the Register to reflect the cancellation, destruction, theft or loss of a certificate, as the case may be, and authenticate, register and deliver such new certificate in exchange for the mutilated or defaced certificate or in substitution for the destroyed, stolen or lost certificate. Such replacement certificate shall be so dated that neither gain nor loss in interest will result from such exchange or substitution. All expenses associated with procuring any indemnity and with the preparation, authentication and delivery of a replacement certificate will be borne by the registered holder of the mutilated, defaced, destroyed, stolen or lost Bond certificate.
          (b) Whenever any Bond alleged to have been lost, stolen or destroyed for which a replacement Bond has been issued is presented to the Registrar, any Paying Agent or any Additional Transfer Agent for payment on the applicable Maturity Date, the Redemption Date or for registration of transfer or exchange, the Registrar, the Paying Agent or the Additional

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Transfer Agent, as the case may be, shall immediately notify the Province in respect thereof and shall deal with such Bond only in accordance with the Province’s instructions.
          9. Maturity, Redemption and Purchases. (a) Unless previously redeemed for tax reasons as provided in the terms and conditions of the Bonds, or repurchased by the Province, as provided below, the principal amount of the 2017 Bonds is due and payable on October 9, 2017 (the “2017 Maturity Date”) and the principal amount of the 2018 Bonds is due and payable on January 9, 2018 (the “2018 Maturity Date” and each of the 2017 Maturity Date and the 2018 Maturity Date, a “Maturity Date”) .
          (b) In accordance with the terms and conditions of the Bonds, upon receipt of a notice to redeem and a certificate of the Province, as set forth in the Bonds, not less than 30 days and no more than 60 days prior to the Redemption Date, the Registrar shall cause to be published, in accordance with Section 19(b) hereof, on behalf of the Province a notice of redemption stating: (i) the Redemption Date; (ii) the redemption price; and (iii) if applicable, the place or places of surrender of the Bonds to be redeemed.
          (c) The Province may, if not in default under the Bonds, at any time, purchase Bonds in the open market, or by tender or by private contract at any price, in accordance with applicable law and may cause the Registrar to cancel any Bonds so purchased.
          (d) If the Province elects to cancel any Bonds purchased by it when such Bonds have been issued in the form of a Global Bond, it may require the Registrar to register such cancellation and to reduce the outstanding aggregate principal amount of the applicable Global Bond in accordance with the regular procedures of the Common Depository, Euroclear and Clearstream in effect at such time.
          10. Cancellation and Destruction. All Bonds which are paid on a Maturity Date or the Redemption Date, or surrendered for registration of transfer or exchange for other certificates or for replacement, shall be cancelled by the Registrar who shall register such cancellation. The Registrar shall, as soon as practicable after the date of cancellation of Bonds under this section or Section 8(a) or the date that the register is adjusted to reflect the destruction, theft or loss of a certificate pursuant to Section 8(a) hereof, furnish the Province with a certificate or certificates stating the serial numbers and total number of Bonds that have been cancelled. The Registrar shall destroy all cancelled Bonds in accordance with the instructions of the Province and shall furnish to the Province, on a timely basis, certificates of destruction stating the serial numbers, euro value and total number of all Bonds destroyed hereunder.
          11. (a) Limit on Liability. In acting under this Agreement, the Registrar, any Paying Agent and any Additional Transfer Agent are acting solely as agents of the Province and do not assume any obligation or relationship of agency or trust for or with any of the registered holders of the Bonds, except that all funds held by the Registrar, any Paying Agent or Additional Transfer Agent for payment of principal or interest shall be held in trust for the registered holders of Bonds as provided in this Agreement.
          (b) Rights and Liabilities of Registrar. The Registrar shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon any

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Bond, certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communications reasonably believed by it to be genuine. Any order, certificate, affidavit, instruction, notice, request, direction, statement or other communication from the Province made or given by it and sent, delivered or directed to the Registrar under, pursuant to, or as permitted by, any provision of this Agreement shall be sufficient for purposes of this Agreement if such communication is in writing and signed by any authorized officer of the Province or its attorney duly authorized in writing.
          (c) Right of Agent to Own Bonds. The Registrar, each Paying Agent, and each Additional Transfer Agent, and their officers, directors and employees, may become the holder of, or acquire any interest in, any Bonds, with the same rights that it or they would have if it were not the Registrar or a Paying Agent or an Additional Transfer Agent hereunder, or they were not such officers, directors or employees, and may engage or be interested in any financial or other transaction with the Province and may act on, or as depositary, trustee or agent for, any committee or body of registered holders of Bonds or other obligations of the Province as freely as if it were not the Registrar or a Paying Agent or an Additional Transfer Agent hereunder or they were not such officers, directors or employees.
          12. Expenses and Indemnity. (a) In connection with the Registrar’s appointment and duties as Registrar, the Province will pay the Registrar compensation in an amount separately agreed upon by the Province and the Registrar. The Province will indemnify and hold harmless the Registrar, each Paying Agent and each Additional Transfer Agent against all claims, actions, demands, damages, costs, losses or liability which may be incurred by the Registrar, any Paying Agent or any Additional Transfer Agent by reason of, or in connection with, the Registrar’s, any Paying Agent’s or any Additional Transfer Agent’s appointment and duties as such, except as such result from any negligent act or omission, bad faith or wilful misconduct of the Registrar, any Paying Agent or any Additional Transfer Agent or their respective directors, officers, employees or agents. In addition, the Province shall, pursuant to arrangements separately agreed upon by the Province and the Registrar, transfer to the Registrar, upon presentation of substantiating documentation satisfactory to the Province, amounts sufficient to reimburse the Registrar for certain out-of-pocket expenses reasonably incurred by it and by any Paying Agent in connection with their services. The obligation of the Province under this paragraph shall survive payment of the Bonds and resignation or removal of the Registrar.
          (b) The Registrar, each Paying Agent and each Additional Transfer Agent agrees to indemnify and hold harmless the Province against all claims, actions, demands, damages, costs, losses and liabilities arising out of or relating to any negligent act or omission, bad faith or wilful misconduct of the Registrar, such Paying Agent or such Additional Transfer Agent, as the case may be, or its respective directors, officers, employees or agents. The obligations of the Registrar, each Paying Agent and each Additional Transfer Agent under this paragraph shall survive payment of the Bonds and resignation or removal of the Registrar, each Paying Agent and each Additional Transfer Agent.
          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought under this Agreement but failure to so notify any indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity. An indemnifying party

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may participate at its own expense in the defence of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defence of such action with legal advisors chosen by it and approved by the indemnified party defendant in such action, unless such indemnified party reasonably objects to such assumption on the ground that there may be legal defences available to it which are different from or in addition to those available to such indemnifying party, but an indemnifying party may not settle any action commenced against an indemnified party without the written consent of the indemnified party. In order to be entitled to an indemnity with respect to a claim hereunder, an indemnified party will not, without the prior written consent of the indemnifying party, settle or compromise or consent to the entry of any judgment with respect to such pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnifying party is an actual or potential party to such claim or action). If an indemnifying party assumes the defence of any such action, the indemnifying party shall not be liable for any fees or expenses of the legal advisors of the indemnified party incurred thereafter in connection with such action. In no event shall the indemnifying party be liable for the fees and expenses of more than one legal advisor for the indemnified party in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances.
          13. (a) Successor Registrar. The Province agrees that there shall at all times be a Registrar hereunder and that the registrar shall be a bank or trust company organized and doing business under the laws of the United States of America or of the State of New York, in good standing and having a place of business in the Borough of Manhattan, the City and State of New York, and authorized under such laws to exercise corporate trust powers, provided, the Province may choose to act at any time as its own fiscal agent, transfer agent, registrar and principal paying agent.
          The Registrar shall not transfer or assign this Agreement or any interest or obligation herein without the Province’s prior written consent. Any corporation into which the Registrar hereunder may be merged or converted, or any corporation with which the Registrar may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Registrar shall sell or otherwise transfer all or substantially all of the corporate trust business of the Registrar, provided that it shall be qualified as aforesaid, shall be the successor Registrar under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, but subject to prior notice to and the prior written approval of the Province.
          (b) Resignation. The Registrar may at any time resign by giving written notice to the Province of its resignation, specifying the date on which its resignation shall become effective (which shall not be less than 60 days after the date on which such notice is given unless the Province shall agree to a shorter period); provided that no such notice shall expire less than 30 days before or 30 days after the due date for any payment of principal or interest in respect of the Bonds. The Province may remove the Registrar at any time by giving written notice to the Registrar specifying the date on which such removal shall become effective. Such resignation or removal shall only take effect upon the appointment by the Province of a successor Registrar and upon the acceptance of such appointment by such successor Registrar. Any Paying Agent or Additional Transfer Agent may resign or may be removed at any time upon

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like notice, and the Province in any such case may appoint in substitution therefor a new Paying Agent or Paying Agents or Additional Transfer Agent or Additional Transfer Agents.
          (c) Bankruptcy or Insolvency of Registrar. The appointment of the Registrar hereunder shall forthwith terminate, whether or not notice of such termination shall have been given, if at any time the Registrar becomes incapable of performing its duties hereunder, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a liquidator or receiver of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the winding up or dissolution of the Registrar, or if a liquidator or receiver of the Registrar of all or any substantial part of its property is appointed, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if any public officer takes charge or control of the Registrar or its property or affairs for the purposes of rehabilitation, conservation or liquidation.
          (d) Appointment of Successor. Prior to the effective date of any such resignation or removal of the Registrar, or if the Registrar shall become unable to act as such or shall cease to be qualified as aforesaid, the Province shall appoint a successor Registrar, qualified as aforesaid. Upon the appointment of a successor Registrar and its acceptance of such appointment, the retiring Registrar shall, at the direction of the Province and upon payment of its compensation and expenses then unpaid, deliver and pay over to its successor any and all securities, money and any other properties then in its possession as Registrar and shall thereupon cease to act hereunder.
          (e) Payment of Certain Registrar’s Fees Upon Termination. If the Registrar resigns pursuant to Section 13(b) of this Agreement or ceases to act as the Province’s fiscal agent in respect of the Bonds pursuant to Section 13(c) of this Agreement, the Registrar shall only be entitled to annual fees otherwise payable to it under this Agreement on a pro rata basis for that period since the most recent anniversary of this Agreement during which the Registrar has acted as fiscal agent hereunder. In the event that the Registrar ceases to act as the Province’s fiscal agent in respect of the Bonds for any other reason, the Registrar shall be entitled to receive the full amount of the annual fees payable to it in respect of the Bonds pursuant to Section 12 of this Agreement.
          14. Meetings of Holders of Bonds. (a) The Registrar shall convene a meeting of the registered holders of the Bonds for any lawful purpose affecting their interests upon receipt of a written request of the Province or a written request signed in one or more counterparts by the registered holders of not less than 10% of the principal amount of the Bonds then outstanding, or if the meeting is to consider matters affecting only the 2017 Bonds or 2018 Bonds, 10% of the principal amount of such Bonds then outstanding, and upon being indemnified as to its reasonable satisfaction by the Province or the registered holders of Bonds signing such request, as the case may be, against the costs which may be incurred in connection with the calling and holding of such meeting. If the Registrar fails to give notice convening such meeting within 30 days after receipt of such request and indemnity, the Province or such registered holders of Bonds, as the case may be, may convene such meeting. Every such

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meeting shall be held in Toronto, Canada or such other place as may be approved or determined by the Province.
          (b) At least 21 days’ notice of any meeting shall be given to the registered holders of the Bonds entitled to vote at such meeting, in the manner provided pursuant to the terms and conditions of such Bonds, and a copy thereof shall be sent by prepaid courier to the Registrar unless the meeting has been called by the Registrar, and to the Province, unless the meeting has been called by the Province. Such notice shall state the time, place and purpose of the meeting and the general nature of the business to be transacted at the meeting, and shall include a statement to the effect that, prior to 48 hours before the time fixed for the meeting, (i) in the case of Bonds issued in the form of a Global Bond, those persons recorded in the Register in respect of the Bonds, or (ii) in the limited circumstances in which Bonds in definitive registered form have been issued, those registered holders of Bonds, who deposit their Bonds with the Registrar or any other person authorized for such purpose by the Registrar or the Province, shall be entitled to obtain voting certificates for appointing proxies (subject to such procedures and requirements as the Province and the Registrar may prescribe), but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed at such meeting or any other provisions.
          (c) A registered holder of Bonds entitled to vote at a meeting may appoint any person by instrument in writing as the holder’s proxy in respect of such meeting of the registered holders of Bonds or any adjournment of such meeting, and such proxy shall have all rights of the registered holder of Bonds in respect of such meeting. All written notices to the Common Depository of meetings shall contain a requirement that the registered holders of Bonds entitled to vote at a meeting must notify clearing system participants and, if known, beneficial owners of Bonds of the meeting in accordance with procedures established from time to time by such clearing systems. The registered holders of Bonds shall seek voting instructions on the matters to be raised at such meeting from the clearing system participants or, if known, from the beneficial owners of Bonds.
          (d) A person, who need not be a registered holder of Bonds, will be nominated in writing by the Registrar as chairperson of the meeting and if no person is so nominated or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the registered holders of the Bonds present in person or by proxy shall choose some person present to be chairperson, and failing such choice, the Province may appoint a chairperson.
          (e) At a meeting of registered holders of Bonds, a quorum shall consist of one or more registered holders of Bonds entitled to vote at the meeting present in person or by proxy who represent at least a majority in principal amount of the Bonds entitled to vote at such meeting that are at the time outstanding. If a quorum of the registered holders of Bonds shall not be present within one-half hour after the time fixed for holding any meeting, the meeting, if convened by or at the request of registered holders of Bonds, shall be dissolved, but if otherwise convened the meeting shall stand adjourned without notice to the same day in the next week (unless such day is not a business day in the place where the meeting is to take place in which case it shall stand adjourned until the next such business day following thereafter) at the same time and place unless the chairperson appoints some other place in Toronto, Ontario, or some

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other day or time of which not less than seven (7) days’ notice shall be given in the manner provided above. At the adjourned meeting one or more registered holders of Bonds entitled to vote at the meeting present in person or by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent at least a majority in principal amount of the Bonds entitled to vote at the meeting then outstanding.
          (f) The chairperson of any meeting at which a quorum of the registered holders of Bonds is present may, with the consent of the registered holder(s) of a majority of principal amount of the Bonds represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.
          (g) Every motion or question submitted to a meeting shall be decided by Extraordinary Resolution (as defined below) of the holders of the 2017 Bonds and 2018 Bonds voting together as one class except that a motion or question submitted to a meeting which affects only the holders of the 2017 Bonds or 2018 Bonds, shall be decided by Extraordinary Resolution voted on by the holders of only the 2017 Bonds or 2018 Bonds, as applicable. To become effective, a motion or question submitted to a meeting which disproportionately affects the holders of the 2017 Bonds or 2018 Bonds, shall, in addition to approval pursuant to the vote by the holders of the 2017 Bonds and 2018 Bonds voting together as one class, require additional approval decided by Extraordinary Resolution voted on by the holders of only the series of Bonds which is disproportionately affected.
               The votes above shall be decided in the first place by the votes given on a show of hands. At any meeting where such votes are taken, unless a poll is duly demanded as herein provided, a declaration by the chairperson that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive of the fact. On any question submitted to a meeting when ordered by the chairperson or demanded by a show of hands by one or more registered holders of Bonds eligible to vote acting in person or by proxy and holding at least 2% in principal amount of the Bonds eligible to vote and then outstanding, a poll shall be taken in such manner as the chairperson shall direct.
          (h) On a poll, each registered holder of Bonds eligible to vote and present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each €100,000 principal amount of Bonds of which the person shall then be the registered holder. A proxy need not be a registered holder of Bonds. In the case of Bonds held jointly, any one of the joint registered holders present in person or by proxy may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, only one of them may vote in respect of each €100,000 principal amount of Bonds of which they are joint registered holders.
          (i) The Province and the Registrar, by their authorized representatives, officers and directors, and the financial and legal advisors of the Province and the Registrar may attend any meeting of the registered holders of Bonds, but shall have no vote as such.
          (j) Except as set forth in Section 18 hereof, and in accordance with paragraph (g) of this Section 14, the registered holders of Bonds may consent by Extraordinary Resolution

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(as defined below), to any modification or amendment proposed by the Province to this Agreement and the Bonds, or the Bonds affected by such Extraordinary Resolution, as applicable. An Extraordinary Resolution duly passed at any such meeting shall be binding on all registered holders of the Bonds, or the Bonds affected by such Extraordinary Resolution, as applicable, whether present or not; however, no such modification or amendment to this Agreement or any Bonds shall, without the consent of the registered holder of each Bond affected thereby; (a) change the Maturity Date of any Bond or change any Interest Payment Date; (b) reduce the principal amount thereof or the rate of interest payable thereon; (c) change the coin or currency of payment of any Bond; (d) impair the right to institute suit for the enforcement of any such payment on or with respect to such Bond; or (e) reduce the percentage of principal amount of Bonds or 2017 Bonds or 2018 Bonds necessary for the taking of any action, including modification or amendment of this Agreement or the terms and conditions of the Bonds or 2017 Bonds or 2018 Bonds, or reduce the quorum required at any meeting of registered holders of Bonds or 2017 Bonds or 2018 Bonds.
          The term “Extraordinary Resolution” is defined as a resolution passed at a meeting of registered holders of Bonds held in accordance with the provisions of this Agreement and the applicable Bonds by the affirmative vote of the registered holders of not less than 66 2/3% of the principal amount of the Bonds eligible to vote represented at the meeting in person or by proxy and voted on the resolution or as an instrument in writing signed in one or more counterparts by the registered holders of not less than 66 2/3% in principal amount of the outstanding Bonds, except that an instrument in writing that affects only the registered holders of the 2017 Bonds or 2018 Bonds, shall be signed in one or more counterparts by the registered holders of not less than 66 2/3% in principal amount of the outstanding 2017 Bonds or 2018 Bonds, as applicable. An instrument in writing which disproportionately affects the registered holders of the 2017 Bonds or 2018 Bonds, shall, in addition to being signed in one or more counterparts by the registered holders of not less than 66 2/3% in principal amount of the outstanding Bonds, be signed in one or more counterparts by the registered holders of 66 2/3% in principal amount of the series of Bonds which is disproportionately affected.
          (k) Minutes of all resolutions and proceedings at every meeting of registered holders of Bonds held in accordance with the provisions of this Agreement shall be made and entered in books to be from time to time provided for that purpose by the Registrar at the expense of the Province and any such minutes, if signed by the chairperson of the meeting at which such resolutions were passed or proceedings taken, or by the chairperson of the next succeeding meeting of the registered holders of Bonds, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed and proceedings taken thereat to have been duly passed and taken.
          (l) Every Extraordinary Resolution passed in accordance with the provisions of this Agreement and in particular, in accordance with paragraph (g) of this Section 14, at a meeting of registered holders of Bonds shall be binding upon all the registered holders of Bonds, or the holders of Bonds affected by such Extraordinary Resolution, as applicable, whether present at or absent from such meeting, and every instrument in writing signed by registered holders of Bonds in accordance with paragraph (j) of this Section 14 shall be binding upon all the

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registered holders of Bonds, or the holders of Bonds affected by such Extraordinary Resolution, as applicable, (whether or not a signatory). Subject to the provisions for its indemnity herein contained, the Registrar shall be bound to give effect accordingly to every such Extraordinary Resolution.
          (m) The Registrar, or the Province with the approval of the Registrar, may from time to time make, and from time to time vary, such regulations as it shall from time to time deem fit:
(i)	for the deposit of instruments appointing proxies at such place as the Registrar, the Province or the registered holders of Bonds convening a meeting, as the case may be, may in the notice convening such meeting direct; and

(ii)	for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled or sent by any other means of recorded communication before the meeting to the Province or to the Registrar at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.
          Any regulation so made shall be binding and effective and votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be entitled to vote at a meeting of registered holders of Bonds, or 2017 Bonds or 2018 Bonds, as applicable, shall be the registered holders thereof or their duly appointed proxies.
          15. Further Issues. The Province may from time to time, without notice to or the consent of the registered holders of the Bonds, create and issue further bonds ranking pari passu with the 2017 Bonds or 2018 Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the 2017 Bonds or 2018 Bonds and shall have the same terms as to status, redemption or otherwise as such Bonds. Any further bonds shall be issued with the benefit of an agreement supplemental to this Agreement.
          16. Reports. The Registrar shall furnish to the Province such reports as may be required by the Province relative to the Registrar’s performance under this Agreement. The Province may, whenever it deems it necessary, inspect books and records maintained by the Registrar pursuant to this Agreement, if any.
          17. Forwarding of Notice. If the Registrar shall receive any notice or demand addressed to the Province pursuant to the provisions of the Bonds, the Registrar shall promptly forward such notice or demand to the Province.
          18. Amendments. This Agreement and the 2017 Bonds or 2018 Bonds may be amended or supplemented by the parties hereto, without notice to or the consent of the

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registered holder of any Bond, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or in the 2017 Bonds or 2018 Bonds, or effecting the issue of further bonds as described under Section 15 of this Agreement, or in any other manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the parties hereto, shall not adversely affect the interests of the beneficial owners of the Bonds.
          19. Notices. (a) Any communications from the Province to the Registrar with respect to this Agreement shall be addressed to The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Department, Fax No. (212) 815-5802/5803 and any communications from the Registrar to the Province with respect to this Agreement shall be addressed to the Ontario Financing Authority, One Dundas Street West, Suite 1400, Toronto, Ontario, M5G 1Z3, Attention: Director, Capital Markets Operations, Capital Markets Division, Fax No. (416) 325-8111 (or such other address as shall be specified in writing by the Registrar or by the Province, as the case may be) and shall be delivered in person or sent by first class prepaid courier or by facsimile transmission subject, in the case of facsimile transmission, to confirmation by telephone to the foregoing addresses. Such notice shall take effect in the case of delivery in person, at the time of delivery, in the case of delivery by first class prepaid courier seven (7) business days after dispatch and in the case of delivery by facsimile transmission, at the time of confirmation by telephone.
          (b) All notices to the registered holders of Bonds will be published in English in the Financial Times in London, England, The Wall Street Journal in New York, U.S.A., and The Globe and Mail in Toronto, Canada or for so long as the Bonds are represented by a Global Bond, delivered in the English language to Euroclear and/or Clearstream for communication by them to the persons shown in their respective records as having interests therein, provided that the requirements of the London Stock Exchange plc have been complied with. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the Province, with the approval of the Registrar, shall determine. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.
          20. Governing Law and Counterparts. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          21. Headings. The headings for the sections of this Agreement are for convenience only and are not part of this Agreement.
          22. Enurement. Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

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          IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement as of the date first above written.

PROVINCE OF ONTARIO

By:	/s/ Irene Stich

	Name:	Irene Stich
	Title:	Director
Capital Markets Operations
Capital Markets Division
Ontario Financing Authority

THE BANK OF NEW YORK MELLON as Registrar and additional Paying Agent in the United Kingdom

By:	/s/ Vanessa Mack

	Name:	Vanessa Mack
	Title:	Vice President

EXHIBIT 1
FORM OF GLOBAL BOND

Unless this certificate is presented by an authorized representative of the Bank of New York Mellon or its nominee The Bank of New York Depository (Nominees) Limited, to the Province (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of The Bank of New York Depository (Nominees) Limited or in such other name as is requested by an authorized representative of the Bank of New York Mellon (and any payment is made to The Bank of New York Depository (Nominees) Limited or to such other entity as is requested by an authorized representative of the Bank of New York Mellon), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, The Bank of New York Depository (Nominees) Limited, has an interest herein.

REGISTERED
NO. PU-A0001
SERIES: PU	ISIN: XS0406920537
PROVINCE OF ONTARIO
FLOATING RATE BOND DUE OCTOBER 9, 2017
          The Province of Ontario (the “Province”), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, or its registered assigns, the principal sum of ONE HUNDRED AND FIVE MILLION EURO (€105,000,000) (the “Principal Amount”) on October 9, 2017 (the “Maturity Date”) (or on such earlier date as the Principal Amount may become payable hereunder), upon presentation and surrender of this Global Bond (as defined below) and to pay interest thereon, together with Additional Amounts (as defined below), if any, at the rate of the three month EURIBOR (as defined below) reset quarterly plus 1.39% from January 9, 2009 until the principal hereof is paid. Interest on this Global Bond will be payable in arrears on the 9th day of January, April, July and October in each year (each such date, an “Interest Payment Date”).
          This is a fully registered Global Bond (the “Global Bond”) in respect of a duly authorized issue of debt securities of the Province designated as its Floating Rate Bonds due October 9, 2017 (the “2017 Bonds”). This Global Bond is limited in aggregate principal amount to €105,000,000. This Global Bond and all the rights of the registered holder hereof are expressly subject to a fiscal agency agreement dated as of January 9, 2009 (the “Fiscal Agency Agreement”) between the Province and The Bank of New York Mellon, as fiscal agent, transfer agent, registrar, calculation agent and principal paying agent (the “Registrar”, which term includes any successor as fiscal agent, transfer agent, registrar, calculation agent and principal paying agent) to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of the Province, the Registrar and holders of the 2017 Bonds and the terms upon which the 2017 Bonds are, and are to be, authenticated and delivered. This Global Bond and the Fiscal Agency Agreement together constitute a contract, all the terms and conditions of which the registered holder by acceptance hereof assents to and is deemed to have notice of. Holders of the 2017 Bonds and the Floating Rate Bonds due January 9, 2018 will be treated as a single class for all purposes except as explicitly provided herein or in the Fiscal Agency Agreement. Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement. Further references herein to principal or interest shall be deemed to also refer to any Additional Amounts which may be payable hereunder.

          This Global Bond is issued under the authority of an Order of the Lieutenant Governor in Council of Ontario, made pursuant to the Financial Administration Act (Ontario), as amended. This Global Bond shall for all purposes be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.
          Payment of the principal of and interest on this Global Bond is a charge on and payable out of the Consolidated Revenue Fund of Ontario. This Global Bond is a direct unsecured obligation of the Province and as among the other Bonds, ranks pari passu and is payable without any preference or priority. This Global Bond ranks equally with all of the Province’s other unsecured and unsubordinated indebtedness and obligations from time to time outstanding.
          Interest on this Global Bond will accrue from the most recent Interest Payment Date to which interest has been paid, or, if no interest has been paid or duly provided for, from January 9, 2009, until the principal hereof has been paid or duly made available for payment. Any overdue principal or interest on this Global Bond shall bear interest at the rate of the three month EURIBOR reset quarterly plus 1.39% (before as well as after judgment) until paid, or if earlier, when the full amount of the moneys payable has been received by the Registrar and notice to that effect has been given in accordance with the provisions set forth herein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Global Bond (or one or more predecessor Global Bonds) is registered at the close of business on December 25, March 25, June 24 or September 24th (whether or not a Business Day, as defined below), next preceding such Interest Payment Date (each such day a “Regular Record Date”). Any such interest not so punctually paid or duly provided for will be paid to the person in whose name this Global Bond (or one or more predecessor Global Bonds) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Registrar, notice whereof shall be given to the registered holder hereof not less than ten (10) days prior to such special record date, or be paid at any time in any other lawful manner. Interest payments on this Global Bond will include interest accrued to but excluding the Interest Payment Dates. Interest will be calculated on the basis of a 360-day year and the actual number of days elapsed.
          The interest rate on this Global Bond will be reset quarterly commencing on January 9, 2009 and each Interest Payment Date thereafter (each an, “Interest Reset Date”) and this Global Bond will bear interest at a per annum rate equal to the three-month EURIBOR for the applicable Interest Reset Period (as defined herein) plus 1.39%. Each “Interest Reset Period” will be the period from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date; provided that the final Interest Reset Period of this Global Bond will be the period from and including the Interest Reset Date immediately preceding the Maturity Date to but excluding the Maturity Date.
          If any Interest Payment Date, Interest Reset Date or the Maturity Date would otherwise be a day that is not a Business Day (as defined below), the Interest Payment Date, Interest Reset Date or the Maturity Date will be postponed to the next succeeding day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the

Interest Payment Date, Interest Reset Date or the Maturity Date shall be the next preceding Business Day.
          The interest rate in effect on each day will be (i) if that day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if that day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.
          The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be the rate determined as of the applicable Interest Determination Date. The “Interest Determination Date” will be the second TARGET Day (as defined below) immediately preceding the applicable Interest Reset Date.
          The Bank of New York Mellon, or its successor appointed by the Province, will act as calculation agent (the “Calculation Agent”). Three-month EURIBOR will be determined by the Calculation Agent as of the applicable Interest Determination Date in accordance with the following provisions:
          (i) Three month EURIBOR will be determined on the basis of the offering rates for deposits in euro having a three-month maturity, commencing on the applicable Interest Reset Date, which appears on Reuters page EURIBOR01 (as defined below) as of approximately 11:00 a.m., Brussels time, on the applicable Interest Determination Date. “Reuters page EURIBOR01” means the display designated on page “EURIBOR01” on Reuters (or such other page as may replace the Reuters page EURIBOR01 on that service, any successor service or such other service or services as may be nominated by the leading European banks for the purpose of displaying Euro-zone interbank offered rates for euro deposits). If no rate appears on Reuters page EURIBOR01, EURIBOR for such Interest Determination Date will be determined in accordance with the provisions of paragraph (ii) below.
          (ii) With respect to an Interest Determination Date on which no rate appears on Reuters page EURIBOR01 as of approximately 11:00 a.m., Brussels time, on such Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriter) in the Euro-zone interbank market selected by the Calculation Agent (after consultation with us) to provide the Calculation Agent with a quotation of the rate at which deposits of euro have three-month maturity, commencing on the applicable Interest Reset Date, are offered by it to prime banks in the Euro-zone interbank market as of approximately 11:00 a.m., Brussels time, on such Interest Determination Date in a principal amount equal to an amount of not less than €1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, EURIBOR for such Interest Reset Period will be the arithmetic mean of such quotations as calculated by the Calculation Agent. If fewer than two quotations are provided, EURIBOR for such Interest Reset Period will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., Brussels time, on such Interest Determination Date by three major banks (which may include affiliates of the underwriter) selected by the Calculation Agent (after consultation with us) for loans in euro to leading European banks having a three-month maturity commencing on the applicable Interest Reset Date and in a principal amount equal to an amount of not less than €1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting such rates as mentioned in this sentence, EURIBOR for such Interest Reset Period will be EURIBOR determined with respect to the immediately preceding Interest Reset Period.
          All percentages resulting from any calculation of any interest rate for this Global Bond will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.
          Promptly upon such determination, the Calculation Agent will notify the Province and the Fiscal Agent (if the Calculation Agent is not the Fiscal Agent) of the interest rate for the new Interest Reset Period. Upon request of a registered holder of this Global Bond, the Calculation Agent will provide to such holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Reset Period.
          All calculations made by the Calculation Agent for the purposes of calculating interest on this Global Bond shall be conclusive and binding on the holders and us, absent manifest error.
          For the purposes only of disclosure required by the Interest Act (Canada) and without affecting the interest payable to the registered holder of this Global Bond, the yearly rate of interest which is equivalent to the rate of interest for any period of less than one year is the rate of interest for such period multiplied by a fraction, the numerator of which is the actual number of days in the 12-month period constituting such year and commencing on the same day as such period and the denominator of which is the actual number of days elapsed in such 12-month period.
          In the event that the Maturity Date, any Interest Payment Date or any Redemption Date (as defined in the Fiscal Agency Agreement) with respect to this Global Bond shall be a day that is not a Business Day, the registered holder hereof shall not be entitled to payment until the next following Business Day unless such next following Business Day falls in the next succeeding calendar month, in which case the related payment will be made on the immediately preceding Business Day as if made on the date such payment was due. For purposes hereof, “Business Day” means a day on which banking institutions in the City of New York, in the City of London and in the City of Toronto are not authorized or obligated by law or executive order to be closed and in relation to any date for payment or purchase of euro, any TARGET Day. “TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007 is open for the settlement of payments in euro.
          If 2017 Bonds in definitive registered form are issued in exchange for this Global Bond, payment of the principal of such 2017 Bonds will be made upon presentation and surrender of such 2017 Bonds at the office of the Registrar maintained for that purpose in the Borough of Manhattan, the City and State of New York, or at the office of any Paying Agent appointed by the Province for such purpose pursuant to the Fiscal Agency Agreement. Payment of interest due prior to or on the Maturity Date will be made by forwarding by post or otherwise delivering a cheque, to the registered addresses of registered holders of 2017 Bonds, or, at the option of the Province, otherwise transferring funds to the registered holders of the 2017 Bonds. If the Maturity Date, the Redemption Date or any Interest Payment Date is a Business Day but is a day on which any Paying Agent is closed at the applicable place of payment, the registered holder will not be entitled to payment at such location until the next succeeding day on which banking institutions in such place of payment are not authorized or obligated by law or executive order to be closed and no further interest shall accrue in respect of the delay in such payment.
          Payment of the principal of and interest on the 2017 Bonds will be made in the lawful currency of the member States of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended (the “euro”).
          This Global Bond is not subject to any sinking fund and is not redeemable at the option of the Province, unless certain events occur involving Canadian taxation as set forth below, and is not repayable at the option of the holder prior to the Maturity Date.
          All payments of, or in respect of, principal of and interest on this Global Bond will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature imposed or levied by or on behalf of the Government of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, unless such taxes, duties, assessments or charges are required by law or by the administration or interpretation thereof to be withheld or deducted. In that event, the Province (subject to its right of redemption described herein below) will pay to the registered holder of this Global Bond such additional amounts (the “Additional Amounts”) as will result (after withholding or deduction of the said taxes, duties, assessments or charges) in the payment to the holders of Bonds of the amounts which would otherwise have been payable in respect of the Bonds in the absence of such taxes, duties, assessments or charges, except that no such Additional Amounts shall be payable with respect to any Bond:
(a)	a beneficial owner of which is subject to such taxes, duties, assessments or charges in respect of such Bond by reason of such owner being connected with Canada otherwise than merely by the ownership as a non-resident of Canada of such Bond, but only to the extent of such owner’s interest(s) therein; or

(b)	presented for payment more than 15 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on the last day of such period of 15 days. For this purpose, the “Relevant Date” in relation to any Bond means whichever is the later of:
(i)	the date on which the payment in respect of such Bond becomes due and payable; or

(ii)	if the full amount of the moneys payable on such date in respect of such Bond has not been received by the Registrar on or prior to such date, the date on which notice is duly given to the holders of Bonds that such moneys have been so received; or

(c)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to the Directive or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such directive; or

(d)	by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting (where presentation is required) the relevant Bond to another paying agent in a Member State of the European Union.
          Unless previously redeemed for tax reasons, as provided below, or repurchased by the Province, the Principal Amount of this Global Bond is due and payable on October 9, 2017.
          The Bonds may be redeemed at the option of the Province in whole, but not in part, at any time, on giving not less than 30 days’ and no more than 60 days’ notice to registered holders of Bonds in accordance with Section 19 of the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, if (a) the Province has or will become obliged to pay Additional Amounts as provided herein, as a result of any change in, or amendment to, the laws or regulations of Canada or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after December 19, 2008, and (b) such obligation cannot be avoided by the Province taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Province would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Province shall deliver to the Registrar a certificate signed by an officer of the Province stating that the Province is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Province so to redeem have occurred.
          The Registrar has been appointed registrar for the 2017 Bonds, and the Registrar will maintain at its office in the Borough of Manhattan, the City and State of New York, a register (herein, the “Register”) for the registration of 2017 Bonds and the registration of transfers and exchanges of 2017 Bonds. Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, this Global Bond may be transferred at the office of the Registrar by surrendering this Global Bond for cancellation, and thereupon the Registrar shall issue and register in the name of the transferee, in exchange herefor, a new Global Bond (or other global security in the case of a transfer to a successor depository) having identical terms and conditions and having a like aggregate principal amount in authorized denominations.
          Upon the occurrence of certain events specified in Section 6 of the Fiscal Agency Agreement, this Global Bond is exchangeable at the office of the Registrar for 2017 Bonds in definitive registered form without coupons of authorized denominations of €100,000 and integral multiples thereof in an equal aggregate principal amount and having identical terms and conditions as this Global Bond, except to the extent that such terms and conditions specifically relate to this Global Bond as a global security. On or after such exchange, the Registrar, to the extent reasonably practicable in the circumstances, shall make all payments to be made in respect of such 2017 Bonds in definitive registered form to the registered holders thereof regardless of whether such exchange occurred after the record date for such payment. If this Global Bond is surrendered for transfer, it shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar and executed by the registered holder in person or by the holder’s attorney duly authorized in writing. No service charge will be imposed for any such transfers and exchanges in the normal course of business, but the Province may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.
          The Registrar shall not be required to register any transfer or exchange of this Global Bond during the period from any Regular Record Date to the corresponding Interest Payment Date or during the period from the Redemption Record Date (as defined in the Fiscal Agency Agreement) to the Redemption Date. Neither the Province nor the Registrar shall be required to make any exchange of 2017 Bonds, if as a result thereof, the Province may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange. No provision of this Global Bond or of the Fiscal Agency Agreement shall alter or impair the obligation of the Province, which is absolute and unconditional, to pay the principal of and interest on this Global Bond at the time, place and rate, and in the coin or currency, herein prescribed.
          The Province, the Registrar and any Paying Agent may treat the holder in whose name this Global Bond is registered as the absolute owner hereof for all purposes, whether or not this Global Bond is overdue, and none of the Province, the Registrar or any Paying Agent shall be affected by notice to the contrary. All payments to or on the order of the registered holder of this Global Bond are valid and effectual to discharge the liability of the Province and the Registrar and any Paying Agent hereon to the extent of the sum or sums paid.
          The Province’s obligation to pay an amount of interest on the 2017 Bonds will cease if a claim for the payment of such interest is not made within two years after the date on which such interest becomes due and payable. The Province’s obligation to pay the principal amount of the 2017 Bonds will cease if the 2017 Bonds are not presented for payment within two years after the date on which such principal becomes due and payable.
          The Province and the Registrar may, at any time or from time to time, without notice to or the consent of the registered holder of any Bond, enter into one or more agreements supplemental to the Fiscal Agency Agreement to create and issue further bonds ranking pari passu with the 2017 Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the 2017 Bonds and shall have the same terms as to status, redemption or otherwise as the 2017 Bonds.
          The Fiscal Agency Agreement and the 2017 Bonds may be amended by the Province on the one hand, and the Registrar, on the other hand, without notice to or the consent of the registered holder of any Bond, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained therein or herein, or effecting the issue of further bonds as described above or in any other manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province, on the one hand, and the Registrar, on the other hand, will not adversely affect the interests of the beneficial owners of Bonds.
          The Fiscal Agency Agreement contains provisions for convening meetings of registered holders of Bonds and 2017 Bonds to consent by Extraordinary Resolution (as defined in the Fiscal Agency Agreement) to any modification or amendment proposed by the Province to the Fiscal Agency Agreement (except as provided in the two immediately preceding paragraphs) and the Bonds and the 2017 Bonds, as applicable (including the terms and conditions contained herein).
          An Extraordinary Resolution duly passed, as provided in the Fiscal Agency Agreement, shall be binding on all registered holders of 2017 Bonds, whether present or not; however, no such modification or amendment to the Fiscal Agency Agreement or 2017 Bonds shall, without the consent of the registered holder of each Bond or 2017 Bond, as applicable, affected thereby (a) change the Maturity Date of any such Bond or change any Interest Payment Date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds or 2017 Bonds necessary for the taking of any action, including modification or amendment of the Fiscal Agency Agreement or the terms and conditions of the Bonds or 2017 Bonds, or reduce the quorum required at any meeting of registered holders of Bonds or 2017 Bonds.
          All notices to the registered holders of 2017 Bonds will be published in English in the Financial Times in London, England, The Wall Street Journal in New York, U.S.A., and The Globe and Mail in Toronto, Canada or for so long as the 2017 Bonds are represented by a Global Bond, delivered in the English language to Euroclear and/or Clearstream for communication by them to the persons shown in their respective records as having interests therein, provided that the requirements of the London Stock Exchange plc have been complied with. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the Province, with the approval of the Registrar, shall determine. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.
          For so long as the 2017 Bonds are admitted to the Official List of the Financial Services Authority and to trading on the London Stock Exchange plc’s Regulated Market and the rules of such stock exchange on which the 2017 Bonds are listed or the rules of the Financial Services Authority (UK) so require, the Province will maintain a paying agent in the United Kingdom.
          The Province agrees to appoint and maintain a paying agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to the European Council Directive regarding the taxation of savings income (Directive 2003/48/EC) or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such directive.

          Unless the certificate of authentication hereon has been executed by the Registrar by manual signature, this Global Bond shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Province of Ontario, pursuant to due authorization of law, has caused this Global Bond to be duly executed by an authorized representative and the Seal of the Minister of Finance to be imprinted hereon.

DATED: January 9, 2009	PROVINCE OF ONTARIO

By:
Authorized Signing Officer

SEAL OF THE MINISTER OF FINANCE
REGISTRAR’S CERTIFICATE
OF AUTHENTICATION
This is one of the 2017 Bonds of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

THE BANK OF NEW YORK MELLON as Registrar

By:
Authorized Signatory

Unless this certificate is presented by an authorized representative of the Bank of New York Mellon or its nominee The Bank of New York Depository (Nominees) Limited, to the Province (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of The Bank of New York Depository (Nominees) Limited or in such other name as is requested by an authorized representative of the Bank of New York Mellon (and any payment is made to The Bank of New York Depository (Nominees) Limited or to such other entity as is requested by an authorized representative of the Bank of New York Mellon), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, The Bank of New York Depository (Nominees) Limited, has an interest herein.

REGISTERED
NO. PU-A0002
SERIES: PU	ISIN: XS0406921428
PROVINCE OF ONTARIO
FLOATING RATE BOND DUE JANUARY 9, 2018
          The Province of Ontario (the “Province”), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, or its registered assigns, the principal sum of ONE HUNDRED AND TWENTY MILLION EURO (€120,000,000) (the “Principal Amount”) on January 9, 2018 (the “Maturity Date”) (or on such earlier date as the Principal Amount may become payable hereunder), upon presentation and surrender of this Global Bond (as defined below) and to pay interest thereon, together with Additional Amounts (as defined below), if any, at the rate of the three month EURIBOR (as defined below) reset quarterly plus 1.39% from January 9, 2009 until the principal hereof is paid. Interest on this Global Bond will be payable in arrears on the 9th day of January, April, July and October in each year (each such date, an “Interest Payment Date”).
          This is a fully registered Global Bond (the “Global Bond”) in respect of a duly authorized issue of debt securities of the Province designated as its Floating Rate Bonds due January 9, 2018 (the “2018 Bonds”). This Global Bond is limited in aggregate principal amount to €120,000,000. This Global Bond and all the rights of the registered holder hereof are expressly subject to a fiscal agency agreement dated as of January 9, 2009 (the “Fiscal Agency Agreement”) between the Province and The Bank of New York Mellon, as fiscal agent, transfer agent, registrar, calculation agent and principal paying agent (the “Registrar”, which term includes any successor as fiscal agent, transfer agent, registrar, calculation agent and principal paying agent) to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of the Province, the Registrar and holders of the 2018 Bonds and the terms upon which the 2018 Bonds are, and are to be, authenticated and delivered. This Global Bond and the Fiscal Agency Agreement together constitute a contract, all the terms and conditions of which the registered holder by acceptance hereof assents to and is deemed to have notice of. Holders of the Floating Rate Bonds due October 9, 2017 and 2018 Bonds will be treated as a single class for all purposes except as explicitly provided herein or in the Fiscal Agency Agreement. Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement. Further references herein to principal or interest shall be deemed to also refer to any Additional Amounts which may be payable hereunder.

          This Global Bond is issued under the authority of an Order of the Lieutenant Governor in Council of Ontario, made pursuant to the Financial Administration Act (Ontario), as amended. This Global Bond shall for all purposes be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.
          Payment of the principal of and interest on this Global Bond is a charge on and payable out of the Consolidated Revenue Fund of Ontario. This Global Bond is a direct unsecured obligation of the Province and as among the other Bonds, ranks pari passu and is payable without any preference or priority. This Global Bond ranks equally with all of the Province’s other unsecured and unsubordinated indebtedness and obligations from time to time outstanding.
          Interest on this Global Bond will accrue from the most recent Interest Payment Date to which interest has been paid, or, if no interest has been paid or duly provided for, from January 9, 2009, until the principal hereof has been paid or duly made available for payment. Any overdue principal or interest on this Global Bond shall bear interest at the rate of the three month EURIBOR reset quarterly plus 1.39% (before as well as after judgment) until paid, or if earlier, when the full amount of the moneys payable has been received by the Registrar and notice to that effect has been given in accordance with the provisions set forth herein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Global Bond (or one or more predecessor Global Bonds) is registered at the close of business on December 25, March 25, June 24 or September 24th (whether or not a Business Day, as defined below), next preceding such Interest Payment Date (each such day a “Regular Record Date”). Any such interest not so punctually paid or duly provided for will be paid to the person in whose name this Global Bond (or one or more predecessor Global Bonds) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Registrar, notice whereof shall be given to the registered holder hereof not less than ten (10) days prior to such special record date, or be paid at any time in any other lawful manner. Interest payments on this Global Bond will include interest accrued to but excluding the Interest Payment Dates. Interest will be calculated on the basis of a 360-day year and the actual number of days elapsed.
          The interest rate on this Global Bond will be reset quarterly commencing on January 9, 2009 and each Interest Payment Date thereafter (each an, “Interest Reset Date”) and this Global Bond will bear interest at a per annum rate equal to the three-month EURIBOR for the applicable Interest Reset Period (as defined herein) plus 1.39%. Each “Interest Reset Period” will be the period from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date; provided that the final Interest Reset Period of this Global Bond will be the period from and including the Interest Reset Date immediately preceding the Maturity Date to but excluding the Maturity Date.
          If any Interest Payment Date, Interest Reset Date or the Maturity Date would otherwise be a day that is not a Business Day (as defined below), the Interest Payment Date, Interest Reset Date or the Maturity Date will be postponed to the next succeeding day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the

Interest Payment Date, Interest Reset Date or the Maturity Date shall be the next preceding Business Day.
          The interest rate in effect on each day will be (i) if that day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if that day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.
          The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be the rate determined as of the applicable Interest Determination Date. The “Interest Determination Date” will be the second TARGET Day (as defined below) immediately preceding the applicable Interest Reset Date.
          The Bank of New York Mellon, or its successor appointed by the Province, will act as calculation agent (the “Calculation Agent”). Three-month EURIBOR will be determined by the Calculation Agent as of the applicable Interest Determination Date in accordance with the following provisions:
          (i) Three month EURIBOR will be determined on the basis of the offering rates for deposits in euro having a three-month maturity, commencing on the applicable Interest Reset Date, which appears on Reuters page EURIBOR01 (as defined below) as of approximately 11:00 a.m., Brussels time, on the applicable Interest Determination Date. “Reuters page EURIBOR01” means the display designated on page “EURIBOR01” on Reuters (or such other page as may replace the Reuters page EURIBOR01 on that service, any successor service or such other service or services as may be nominated by the leading European banks for the purpose of displaying Euro-zone interbank offered rates for euro deposits). If no rate appears on Reuters page EURIBOR01, EURIBOR for such Interest Determination Date will be determined in accordance with the provisions of paragraph (ii) below.
          (ii) With respect to an Interest Determination Date on which no rate appears on Reuters page EURIBOR01 as of approximately 11:00 a.m., Brussels time, on such Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriter) in the Euro-zone interbank market selected by the Calculation Agent (after consultation with us) to provide the Calculation Agent with a quotation of the rate at which deposits of euro have three-month maturity, commencing on the applicable Interest Reset Date, are offered by it to prime banks in the Euro-zone interbank market as of approximately 11:00 a.m., Brussels time, on such Interest Determination Date in a principal amount equal to an amount of not less than €1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, EURIBOR for such Interest Reset Period will be the arithmetic mean of such quotations as calculated by the Calculation Agent. If fewer than two quotations are provided, EURIBOR for such Interest Reset Period will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., Brussels time, on such Interest Determination Date by three major banks (which may include affiliates of the underwriter) selected by the Calculation Agent (after consultation with us) for loans in euro to leading European banks having a three-month maturity commencing on the applicable Interest Reset Date and in a principal amount equal to an amount of not less than €1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting such rates as mentioned in this sentence, EURIBOR for such Interest Reset Period will be EURIBOR determined with respect to the immediately preceding Interest Reset Period.
          All percentages resulting from any calculation of any interest rate for this Global Bond will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.
          Promptly upon such determination, the Calculation Agent will notify the Province and the Fiscal Agent (if the Calculation Agent is not the Fiscal Agent) of the interest rate for the new Interest Reset Period. Upon request of a registered holder of this Global Bond, the Calculation Agent will provide to such holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Reset Period.
          All calculations made by the Calculation Agent for the purposes of calculating interest on this Global Bond shall be conclusive and binding on the holders and us, absent manifest error.
          For the purposes only of disclosure required by the Interest Act (Canada) and without affecting the interest payable to the registered holder of this Global Bond, the yearly rate of interest which is equivalent to the rate of interest for any period of less than one year is the rate of interest for such period multiplied by a fraction, the numerator of which is the actual number of days in the 12-month period constituting such year and commencing on the same day as such period and the denominator of which is the actual number of days elapsed in such 12-month period.
          In the event that the Maturity Date, any Interest Payment Date or any Redemption Date (as defined in the Fiscal Agency Agreement) with respect to this Global Bond shall be a day that is not a Business Day, the registered holder hereof shall not be entitled to payment until the next following Business Day unless such next following Business Day falls in the next succeeding calendar month, in which case the related payment will be made on the immediately preceding Business Day as if made on the date such payment was due. For purposes hereof, “Business Day” means a day on which banking institutions in the City of New York, in the City of London and in the City of Toronto are not authorized or obligated by law or executive order to be closed and in relation to any date for payment or purchase of euro, any TARGET Day. “TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007 is open for the settlement of payments in euro.
          If 2018 Bonds in definitive registered form are issued in exchange for this Global Bond, payment of the principal of such 2018 Bonds will be made upon presentation and surrender of such 2018 Bonds at the office of the Registrar maintained for that purpose in the Borough of Manhattan, the City and State of New York, or at the office of any Paying Agent appointed by the Province for such purpose pursuant to the Fiscal Agency Agreement. Payment of interest due prior to or on the Maturity Date will be made by forwarding by post or otherwise delivering a cheque, to the registered addresses of registered holders of 2018 Bonds, or, at the option of the Province, otherwise transferring funds to the registered holders of the 2018 Bonds. If the Maturity Date, the Redemption Date or any Interest Payment Date is a Business Day but is a day on which any Paying Agent is closed at the applicable place of payment, the registered holder will not be entitled to payment at such location until the next succeeding day on which banking institutions in such place of payment are not authorized or obligated by law or executive order to be closed and no further interest shall accrue in respect of the delay in such payment.
          Payment of the principal of and interest on the 2018 Bonds will be made in the lawful currency of the member States of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended (the “euro”).
          This Global Bond is not subject to any sinking fund and is not redeemable at the option of the Province, unless certain events occur involving Canadian taxation as set forth below, and is not repayable at the option of the holder prior to the Maturity Date.
          All payments of, or in respect of, principal of and interest on this Global Bond will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature imposed or levied by or on behalf of the Government of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, unless such taxes, duties, assessments or charges are required by law or by the administration or interpretation thereof to be withheld or deducted. In that event, the Province (subject to its right of redemption described herein below) will pay to the registered holder of this Global Bond such additional amounts (the “Additional Amounts”) as will result (after withholding or deduction of the said taxes, duties, assessments or charges) in the payment to the holders of Bonds of the amounts which would otherwise have been payable in respect of the Bonds in the absence of such taxes, duties, assessments or charges, except that no such Additional Amounts shall be payable with respect to any Bond:
(a)	a beneficial owner of which is subject to such taxes, duties, assessments or charges in respect of such Bond by reason of such owner being connected with Canada otherwise than merely by the ownership as a non-resident of Canada of such Bond, but only to the extent of such owner’s interest(s) therein; or

(b)	presented for payment more than 15 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on the last day of such period of 15 days. For this purpose, the “Relevant Date” in relation to any Bond means whichever is the later of:
(i)	the date on which the payment in respect of such Bond becomes due and payable; or

(ii)	if the full amount of the moneys payable on such date in respect of such Bond has not been received by the Registrar on or prior to such date, the date on which notice is duly given to the holders of Bonds that such moneys have been so received; or

(c)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to the Directive or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such directive; or

(d)	by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting (where presentation is required) the relevant Bond to another paying agent in a Member State of the European Union.
          Unless previously redeemed for tax reasons, as provided below, or repurchased by the Province, the Principal Amount of this Global Bond is due and payable on January 9, 2018.
          The Bonds may be redeemed at the option of the Province in whole, but not in part, at any time, on giving not less than 30 days’ and no more than 60 days’ notice to registered holders of Bonds in accordance with Section 19 of the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, if (a) the Province has or will become obliged to pay Additional Amounts as provided herein, as a result of any change in, or amendment to, the laws or regulations of Canada or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after December 19, 2008, and (b) such obligation cannot be avoided by the Province taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Province would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Province shall deliver to the Registrar a certificate signed by an officer of the Province stating that the Province is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Province so to redeem have occurred.
          The Registrar has been appointed registrar for the 2018 Bonds, and the Registrar will maintain at its office in the Borough of Manhattan, the City and State of New York, a register (herein, the “Register”) for the registration of 2018 Bonds and the registration of transfers and exchanges of 2018 Bonds. Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, this Global Bond may be transferred at the office of the Registrar by surrendering this Global Bond for cancellation, and thereupon the Registrar shall issue and register in the name of the transferee, in exchange herefor, a new Global Bond (or other global security in the case of a transfer to a successor depository) having identical terms and conditions and having a like aggregate principal amount in authorized denominations.
          Upon the occurrence of certain events specified in Section 6 of the Fiscal Agency Agreement, this Global Bond is exchangeable at the office of the Registrar for 2018 Bonds in definitive registered form without coupons of authorized denominations of €100,000 and integral multiples thereof in an equal aggregate principal amount and having identical terms and conditions as this Global Bond, except to the extent that such terms and conditions specifically relate to this Global Bond as a global security. On or after such exchange, the Registrar, to the extent reasonably practicable in the circumstances, shall make all payments to be made in respect of such 2018 Bonds in definitive registered form to the registered holders thereof regardless of whether such exchange occurred after the record date for such payment. If this Global Bond is surrendered for transfer, it shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar and executed by the registered holder in person or by the holder’s attorney duly authorized in writing. No service charge will be imposed for any such transfers and exchanges in the normal course of business, but the Province may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.
          The Registrar shall not be required to register any transfer or exchange of this Global Bond during the period from any Regular Record Date to the corresponding Interest Payment Date or during the period from the Redemption Record Date (as defined in the Fiscal Agency Agreement) to the Redemption Date. Neither the Province nor the Registrar shall be required to make any exchange of 2018 Bonds, if as a result thereof, the Province may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange. No provision of this Global Bond or of the Fiscal Agency Agreement shall alter or impair the obligation of the Province, which is absolute and unconditional, to pay the principal of and interest on this Global Bond at the time, place and rate, and in the coin or currency, herein prescribed.
          The Province, the Registrar and any Paying Agent may treat the holder in whose name this Global Bond is registered as the absolute owner hereof for all purposes, whether or not this Global Bond is overdue, and none of the Province, the Registrar or any Paying Agent shall be affected by notice to the contrary. All payments to or on the order of the registered holder of this Global Bond are valid and effectual to discharge the liability of the Province and the Registrar and any Paying Agent hereon to the extent of the sum or sums paid.
          The Province’s obligation to pay an amount of interest on the 2018 Bonds will cease if a claim for the payment of such interest is not made within two years after the date on which such interest becomes due and payable. The Province’s obligation to pay the principal amount of the 2018 Bonds will cease if the 2018 Bonds are not presented for payment within two years after the date on which such principal becomes due and payable.
          The Province and the Registrar may, at any time or from time to time, without notice to or the consent of the registered holder of any Bond, enter into one or more agreements supplemental to the Fiscal Agency Agreement to create and issue further bonds ranking pari passu with the 2018 Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the 2018 Bonds and shall have the same terms as to status, redemption or otherwise as the 2018 Bonds.
          The Fiscal Agency Agreement and the 2018 Bonds may be amended by the Province on the one hand, and the Registrar, on the other hand, without notice to or the consent of the registered holder of any Bond, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained therein or herein, or effecting the issue of further bonds as described above or in any other manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province, on the one hand, and the Registrar, on the other hand, will not adversely affect the interests of the beneficial owners of Bonds.
          The Fiscal Agency Agreement contains provisions for convening meetings of registered holders of Bonds and 2018 Bonds to consent by Extraordinary Resolution (as defined in the Fiscal Agency Agreement) to any modification or amendment proposed by the Province to the Fiscal Agency Agreement (except as provided in the two immediately preceding paragraphs) and the Bonds and the 2018 Bonds, as applicable (including the terms and conditions contained herein).
          An Extraordinary Resolution duly passed, as provided in the Fiscal Agency Agreement, shall be binding on all registered holders of 2018 Bonds, whether present or not; however, no such modification or amendment to the Fiscal Agency Agreement or 2018 Bonds shall, without the consent of the registered holder of each Bond or 2018 Bond, as applicable, affected thereby (a) change the Maturity Date of any such Bond or change any Interest Payment Date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds or 2018 Bonds necessary for the taking of any action, including modification or amendment of the Fiscal Agency Agreement or the terms and conditions of the Bonds or 2018 Bonds, or reduce the quorum required at any meeting of registered holders of Bonds or 2018 Bonds.
          All notices to the registered holders of 2018 Bonds will be published in English in the Financial Times in London, England, The Wall Street Journal in New York, U.S.A., and The Globe and Mail in Toronto, Canada or for so long as the 2018 Bonds are represented by a Global Bond, delivered in the English language to Euroclear and/or Clearstream for communication by them to the persons shown in their respective records as having interests therein, provided that the requirements of the London Stock Exchange plc have been complied with. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the Province, with the approval of the Registrar, shall determine. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.
          For so long as the 2018 Bonds are admitted to the Official List of the Financial Services Authority and to trading on the London Stock Exchange plc’s Regulated Market and the rules of such stock exchange on which the 2018 Bonds are listed or the rules of the Financial Services Authority (UK) so require, the Province will maintain a paying agent in the United Kingdom.
          The Province agrees to appoint and maintain a paying agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to the European Council Directive regarding the taxation of savings income (Directive 2003/48/EC) or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such directive.

          Unless the certificate of authentication hereon has been executed by the Registrar by manual signature, this Global Bond shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Province of Ontario, pursuant to due authorization of law, has caused this Global Bond to be duly executed by an authorized representative and the Seal of the Minister of Finance to be imprinted hereon.

DATED: January 9, 2009	PROVINCE OF ONTARIO

By:
Authorized Signing Officer

SEAL OF THE MINISTER OF FINANCE
REGISTRAR’S CERTIFICATE
OF AUTHENTICATION
This is one of the 2018 Bonds of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

THE BANK OF NEW YORK MELLON as Registrar

By:
Authorized Signatory

UNDERWRITING AGREEMENT
Conformed Copy
Dated as of December 19, 2008
PROVINCE OF ONTARIO
€105,000,000 Floating Rate Bonds due October 9, 2017
€120,000,000 Floating Rate Bonds due January 9, 2018

UNDERWRITING AGREEMENT

Province of Ontario

Underwriting Agreement
December 19, 2008
Citigroup Global Markets Limited
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
United Kingdom
Dear Sirs:
          The Province of Ontario (the “Province”) proposes to sell the principal amount of its securities identified in Schedule II hereto (the “Securities”) to the underwriter named in Schedule II hereto (the “Underwriter”). The Securities will be issued in the form of one or more fully registered permanent global securities (the “Global Securities”) registered in the name of The Bank of New York Mellon as common depository (the “Common Depository”) for Euroclear Bank SA/NV (“Euroclear”) and Clearstream banking, société anonyme (“Clearstream”) or its nominee, subject to the provisions of the fiscal agency agreement between the Province and the Bank of New York Mellon, as fiscal agent, expected to be dated the Closing Date (as defined below) (the “Fiscal Agency Agreement”). As of December 19, 2008, (the “Time of Sale”), the Province had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Final Prospectus (as defined below) dated December 19, 2008, and the Issuer Free Writing Prospectus (as defined below) in the form of Schedule I hereto. As used herein, “Issuer Free Writing Prospectus” shall have the meaning assigned to the term “issuer free writing prospectus” in Section 433 under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). This Agreement is to confirm the arrangements with respect to the purchase of the Securities by the Underwriter.
     1. Representations and Warranties. The Province represents and warrants to, and agrees with, the Underwriter that:
     (i) The Time of Sale Information, at the Time of Sale and at the Closing Date, did not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Province makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Province in writing by the Underwriter expressly for use in such Time of Sale Information. The Issuer Free Writing Prospectus in the form of Schedule I hereto complies in all material respects with the U.S. Securities Act.

     (ii) The Province has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement or registration statements under Schedule B of the U.S. Securities Act, which has or have become effective, for the registration of any Securities which may be sold in the United States under the U.S. Securities Act. Each such registration statement, as amended at the date of this Agreement, complies in all material respects with the requirements of the U.S. Securities Act and the rules and regulations thereunder. The Province has filed a Preliminary Final Prospectus (as defined below) with the SEC pursuant to Rule 424 under the U.S. Securities Act, which has been furnished to the Underwriter, and proposes to file with the SEC pursuant to Rule 424 under the U.S. Securities Act a supplement to the form of prospectus included in the most recent registration statement, or amendment thereto, filed with the SEC relating to the Securities and the plan of distribution thereof and has advised you of all further information (financial and other) with respect to the Province to be set forth therein. The registration statement or registration statements, including the exhibits thereto and the documents incorporated by reference therein, as amended at the date of this Agreement, is or are herein called the “Registration Statement”; the prospectus in the form in which it appears in the Registration Statement, including the documents incorporated by reference therein, is herein called the “Basic Prospectus”; such supplemented form of prospectus, in the form in which it shall be first filed with the SEC pursuant to Rule 424 after the date hereof (including the Basic Prospectus as so supplemented), including the documents incorporated by reference therein, is herein called the “Final Prospectus”; and any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 (including the Basic Prospectus as so supplemented), including the documents incorporated by reference therein, is herein called the “Preliminary Final Prospectus”.
     (iii) The documents filed by the Province with the SEC pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) that are incorporated by reference in the Preliminary Final Prospectus or the Final Prospectus, at the time they were filed with the SEC, complied in all material respects with the requirements of the U.S. Exchange Act and the rules and regulations thereunder.
     (iv) The Province will use all reasonable efforts to publish, as soon as possible after the Closing Date, a prospectus approved by the UK Listing Authority (as defined below) (the “UKLA Prospectus”) in compliance with Directive 2003/71/EC (the “Prospectus Directive”) and all laws, regulations and rules implementing the Prospectus Directive, as amended from time to time and shall submit (or procure the submission on its behalf of) such reports or information as may from time to time be required and otherwise comply with the Prospectus Directive and all laws, regulations and rules implementing the Prospectus Directive.
     (v) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the U.S. Securities Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, when any supplement to the Final Prospectus is filed with the SEC and at the Closing Date, (a) the Registration Statement, as amended as of any such time and the Final Prospectus, as amended or supplemented as of any such time, complied and will comply in all material respects with the applicable requirements of the U.S. Securities Act and the rules and regulations thereunder and (b) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order

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to make the statements therein not misleading, and the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the summary set out in the Final Prospectus is not misleading, inaccurate or inconsistent when read with other parts of the Final Prospectus; provided, however, that the Province makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Province by the Underwriter specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus.
     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Province agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Province, at the purchase price set forth in Schedule II hereto, the principal amount of the Securities set forth opposite the Underwriter’s name in Schedule II hereto.
     3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the offices of Shearman & Sterling LLP, Commerce Court West, Suite 4405, Toronto, Ontario, Canada (or such other place as may be agreed to by the Underwriter and the Province) at 9:00 a.m., Toronto time, on January 9, 2009 (or at such time on such later date not later than five business days after such specified date as the Underwriter and the Province shall agree upon) (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Global Securities shall be made to the Underwriter against payment by the Underwriter of the purchase price thereof in immediately available (same day) funds in euro, the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended (the “euro”), to the Common Depository for payment by the Common Depository to an account denominated in euro specified by the Province. The Global Securities shall be substantially in the form annexed to the Fiscal Agency Agreement and registered in the name of the Common Depository or its nominee.
     The Global Securities shall be made available for inspection and checking by the Underwriter in Toronto, Ontario not later than 3:00 P.M. (Toronto time) on the business day prior to the Closing Date. For purposes of this Agreement, “business day” shall mean a day on which banking institutions in the City of Toronto are not authorized or obligated by law or executive order to be closed.
     4. Listing. The Province agrees with the Underwriter to file or cause to be filed an application to the Financial Services Authority (the “UK Listing Authority”) in its capacity as competent authority under the Financial Services and Markets Act 2000, as amended (“FSMA”), for the Securities to be admitted to the Official List of the UK Listing Authority (the “Official List”) and to the London Stock Exchange plc for the Securities to be admitted to trading on the Regulated Market of the London Stock Exchange plc (the “Stock Exchange”) as soon as possible after the Closing Date. References herein to “list”, “listed” or “listing” when used in relation to the Stock Exchange shall mean admitted to the Official List and admitted to trading

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on the Regulated Market of the Stock Exchange, which is a regulated market for the purposes of the Markets in Financial Instruments Directive (2004/39/EC). The Province shall use all reasonable efforts to cause the Securities to be listed on the Stock Exchange as soon as possible after the Closing Date. The Province further agrees to furnish to the UK Listing Authority and the Stock Exchange all documents, instruments, information and undertakings and to publish all advertisements or other material that may be necessary in order to effect the listing of the Securities and to cause the listing of the Securities on the Stock Exchange to be continued for so long as any of the Securities remain outstanding; provided, however, that if in the opinion of the Province, the continuation of such listing shall become unduly onerous, then the Province may delist the Securities from the Stock Exchange; provided, further, that if the Securities are to be so delisted from the Stock Exchange, the Province will use its best efforts to obtain the admission to listing, trading and/or quotation of the Securities by another listing authority, securities exchange and/or quotation system reasonably acceptable to the Underwriter and the Province prior to the delisting of the Securities from the Stock Exchange. The provisions of this Section 4 shall apply to any other listing authority, securities exchange and/or quotation system on which the Securities may be admitted to listing, trading and/or quotation mutatis mutandis.
5. Agreements. (a) The Province and the Underwriter agree that:
     (i) Prior to the termination of the offering of the Securities, the Province will not file any amendment to the Registration Statement, any supplement to the Time of Sale Information or the Final Prospectus, or any document that would as a result thereof be incorporated by reference in the Time of Sale Information or the Final Prospectus, unless the Province has furnished to the Underwriter a copy for its review prior to filing and will not file any such proposed amendment, supplement or document to which the Underwriter reasonably objects, except that the Underwriter may not object to the filing, as exhibits to an amendment on Form 18-K/A to the Province’s Annual Report on Form 18-K, of reports prepared by the Province and the Ontario Electricity Financial Corporation in the ordinary course. Subject to the foregoing sentence, the Province will cause any Preliminary Final Prospectus and the Final Prospectus to be filed (or mailed for filing) with the SEC pursuant to Rule 424 and the Province will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the U.S. Securities Act. The Province will promptly advise the Underwriter (i) when the Time of Sale Information, the Final Prospectus or any document that would as a result thereof be incorporated by reference in the Time of Sale Information or the Final Prospectus shall have been filed (or mailed for filing) with the SEC, (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iii) of any request by the SEC for any amendment of the Registration Statement or amendment of or supplement to the Time of Sale Information or the Final Prospectus or for any additional information relating thereto or to any document incorporated by reference in the Preliminary Final Prospectus or the Final Prospectus, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Province of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Province will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

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     (ii) Before using or filing any Issuer Free Writing Prospectus, other than the Issuer Free Writing Prospectus in the form of Schedule I hereto, the Province will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus for review and will not use or file any such Issuer Free Writing Prospectus to which the Underwriter reasonably objects provided that the Underwriter may not object to a filing that is required.
     (iii) If, at any time when a prospectus relating to the Securities is required to be delivered under the U.S. Securities Act, any event occurs as a result of which the Time of Sale Information or the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Time of Sale Information or the Final Prospectus to comply with the U.S. Securities Act or the rules and regulations thereunder, the Province promptly will prepare and file with the SEC, subject to the first sentence in paragraph (a)(i) of this Section 5, an amendment or supplement at its own expense which will correct such statement or omission or an amendment which will effect such compliance.
     (iv) Subject to the UKLA Prospectus being approved and published in accordance with Section 1(iv), the Province shall update or amend the UKLA Prospectus by the publication in accordance with the Prospectus Directive of a supplement thereto or an update thereof in the event that (A) a significant new factor, material mistake or inaccuracy relating to the information included in the UKLA Prospectus which is capable of affecting the assessment of the Securities arises or is noted, or (B) if there is any Significant (as defined below) change affecting any matter contained in the UKLA Prospectus or a Significant new matter arises, the inclusion of information in respect of which would have been so required if it had arisen when the UKLA Prospectus was prepared, or if such supplement or update would be required by the UK Listing Authority prior to the listing of such Securities. Without prejudice to the generality of the foregoing, the Province undertakes that in the period from and including the date when the UKLA Prospectus is approved by the UK Listing Authority to and including the date when the Securities are issued it will only prepare and publish a supplement to, or update of, the UKLA Prospectus if it is required, or has reasonable grounds to believe that it is required, to do so in order to comply with Section 87G of the FSMA. For the purposes of this clause, “Significant” means significant for the purposes of making an informed assessment of (A) the assets and liabilities, financial position, profits and losses and prospects of the Province and (B) the rights attaching to the Securities.
     (v) The Province will make generally available to its security holders and to the Underwriter as soon as practicable after the close of its first fiscal year beginning after the date hereof, statements of its revenues and expenditures for such fiscal year which will satisfy the provisions of Section 11(a) of the U.S. Securities Act and the applicable rules and regulations thereunder.
     (vi) The Province will furnish to the Underwriter, upon request, copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or a dealer may be required by

5

the U.S. Securities Act or publication of a prospectus may be required by the Prospectus Directive, as many copies of any Preliminary Final Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus and the UKLA Prospectus and any amendments thereof and supplements thereto as the Underwriter may reasonably request.
     (vii) The Province will arrange for the qualification of the Securities for offer and sale and the determination of their eligibility for investment under the securities laws of such states and other jurisdictions of the United States as the Underwriter may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Province shall not be obligated to consent to general service of process under the laws of any state or other jurisdiction.
     (viii) If the Province has agreed with the Underwriter that the UK Listing Authority will be requested to provide a certificate of approval to the competent authority of one or more EEA Member State(s) under Article 17 and Article 18 of the Prospectus Directive, the arrangements relating to such request (including, but not limited to, the cost of preparing any summary required pursuant to Article 19 of the Prospectus Directive) will be agreed between the Province and the Underwriter at the relevant time.
          In any such case, the Province undertakes that it will request the delivery of a certificate of approval by the competent authority in the United Kingdom to the competent authority in each such EEA Member State as agreed between the Province and the Underwriter.
          Any translation of the summary set out in the UKLA Prospectus required pursuant to Article 19 of the Prospectus Directive shall be accurate and complete in all material respects and shall not be misleading, inaccurate or inconsistent when read together with the UKLA Prospectus.
          For the purposes of the above, “EEA Member State” means the member states of the European Union, together with Iceland, Norway and Liechtenstein.
     (ix) The Province will pay (i) all expenses in connection with (a) the preparation, issue, execution and delivery of the Securities (including fees of the registrar, fiscal agent, transfer agent and paying agents and the fees and expenses of the Province’s legal advisors), (b) the fee incurred in filing the Registration Statement (including all amendments thereto), any Issuer Free Writing Prospectus and any Time of Sale Information with the SEC, (c) all costs, expenses, fees or commissions, payable on or in connection with the approval of the UKLA Prospectus by the UK Listing Authority and the granting of listing for the Securities on the Stock Exchange and (d) any fee payable to rating services in connection with the rating of the Securities, (ii) the cost of copying the documents incorporated by reference in the Time of Sale Information and the Final Prospectus in such quantities as the Underwriter may reasonably request and the cost of delivering the same to locations designated by the Underwriter and satisfactory to the Province in its reasonable judgment and (iii) all stamp duties or other like taxes and duties or value added taxes payable under the laws of the United Kingdom upon and in connection with the execution, issue and subscription of the Securities or the execution and delivery of this Agreement and the Fiscal Agency Agreement. Except as provided in Section 9 hereof, the Province shall not be required to pay or bear any fees or expenses of the Underwriter.

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     (x) The Underwriter will pay all costs incurred in connection with the printing of the Final Prospectus, the UKLA Prospectus and each Preliminary Final Prospectus (including all amendments thereof or supplements thereto), any Issuer Free Writing Prospectus and the cost of delivering the same to locations designated by the Underwriter, the Province and each of their counsel.
     (b) The Underwriter agrees that:
     (i) It will deliver to the Province a letter prior to the Closing Date containing the total sales of the Securities made in the initial distribution in the United States together with an estimate of the number of Securities reasonably expected to be sold within the United States in secondary market transactions within 40 days of the Closing Date; provided, however, that the Underwriter shall bear no responsibility for any discrepancy between such estimate and the actual number of Securities sold within the United States pursuant to such secondary market transactions in such time period.
     (ii) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus” (as defined in Rule 405 under the U.S. Securities Act) (which term includes use of any written information furnished to the SEC by the Province and not incorporated by reference into the Registration Statement and any press release issued by the Province) other than (A) the Issuer Free Writing Prospectus in the form of Schedule I hereto or prepared pursuant to Section 5(a)(ii) above, or (B) any “free writing prospectus” prepared by the Underwriter and provided to and consented to by the Province in advance in writing (each such “free writing prospectus” referred to in this clause (B), an “Underwriter Free Writing Prospectus”); provided that the Underwriter may use a Bloomberg term sheet in accordance with Section 5(b)(iv) below.
     (iii) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in Section 5(b)(ii)(B) in a manner reasonably designed to lead to its broad unrestricted dissemination unless the Province has consented in advance in writing to such dissemination.
     (iv) It has not and will not, without the prior written consent of the Province, use any “free writing prospectus”, that contains the final terms of the Securities unless such terms have previously been included in an Issuer Free Writing Prospectus filed or to be filed with the SEC; provided that the Underwriter may use a Bloomberg term sheet that contains some or all of the information in Schedule I hereto without the consent of the Province; provided further that the Underwriter shall notify the Province, and provide a copy of such Bloomberg term sheet to the Province, prior to, or substantially concurrently with, the first use of such term sheet.
     (v) It is not subject to any pending proceeding under Section 8A of the U.S. Securities Act with respect to the offering (and will promptly notify the Province if any such proceeding against it is initiated during the period that delivery of a prospectus by an Underwriter or a dealer may be required by the U.S. Securities Act).
6. Selling Restrictions.
     (a) European Economic Area.

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          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (other than the United Kingdom, once the UKLA Prospectus has been approved by the UK Listing Authority, each, a “Relevant Member State”), the Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Securities, which are the subject of the offering contemplated by the Preliminary Final Prospectus and the Final Prospectus to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time:
     (i) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;
     (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
     (iii) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Underwriter nominated by the Province for any such offer; or
     (iv) in any other circumstances falling within Article 3(2) of the Prospectus Directive;
          provided that no such offer of Securities shall result in a requirement for the publication by the Province or the Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive or a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.
          For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
     (b) United Kingdom. The Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents and agrees that:

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     (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Province; and
     (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.
     (c) Japan. The Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, the Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, undertakes that it has not offered or sold and will not offer or sell any Securities, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of any Japanese Person except pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), and under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan. As part of the offering of the Securities, the Underwriter may offer the Securities in Japan to a list of 49 offerees in accordance with this Section 6(c).
     (d) Hong Kong. The Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents and agrees that (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Securities other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rule made under the SFO, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities which are intended to be disposed of only to persons outside Hong Kong or only “professional investors” within the meaning of the SFO and any rules made thereunder.
     (e) Sale and Distribution. In addition to the provisions of Sections 6(a), (b), (c) and (d) above, the Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents to and agrees with the Province that it and each of its affiliates (i) has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, the Time of Sale Information, any “free writing prospectus”, or

9

any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, after reasonable investigation, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Province except as contained in this Agreement, and (ii) notwithstanding the foregoing clause (i), will not distribute any Preliminary Final Prospectus or the other Time of Sale Information outside the United States.
     (f) Authorizations. Without prejudice to the provisions of Sections 6(a), (b), (c), (d), and (e) and except for the qualification of the Securities for offer and sale and the determination of their eligibility for investment under the applicable securities laws of such jurisdictions as the Underwriter may designate pursuant to Section 5(a)(vii), the approval and publication of the UKLA Prospectus and any arrangements under Section 5(a)(viii), the Province shall not have any responsibility for, and the Underwriter agrees with the Province that the Underwriter and its affiliates will obtain, any consent, approval or authorization required by them for the subscription, offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such subscription, offer, sale or delivery of any of the Securities.
     7. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Province contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Province made in any certificates pursuant to the provisions hereof, to the performance by the Province of its obligations hereunder and to the following additional conditions:
     (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed with the SEC pursuant to Rule 424 not later than 5:00 P.M., New York City time, on the second business day following the date hereof or transmitted by a means reasonably calculated to result in filing with the SEC by such date; and each Issuer Free Writing Prospectus, to the extent required by Rule 433 under the U.S. Securities Act, shall have been filed with the SEC under the U.S. Securities Act.
     (b) The Province shall have furnished to the Underwriter, on or prior to the Closing Date, a written opinion dated the Closing Date of the Deputy Attorney General, Assistant Deputy Attorney General, Acting Assistant Deputy Attorney General of the Province or any solicitor who is an employee of the Crown and seconded to the Legal Services Branch, Ministry of Finance and Ministry of Revenue, addressed to the Minister of Finance of the Province to the effect that, based on the assumptions and subject to the qualifications set forth therein:
     (i) this Agreement has been duly authorized, executed and delivered by the Province in accordance with the laws of the Province and the Order or Orders of the Lieutenant Governor in Council applicable thereto, and constitutes a legal, valid and binding agreement of the Province enforceable in accordance with its terms;

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     (ii) the Fiscal Agency Agreement has been duly authorized, executed and delivered by the Province in accordance with the laws of the Province and the Order or Orders of the Lieutenant Governor in Council applicable thereto, and, assuming due execution and delivery by the Fiscal Agent, constitutes a legal, valid and binding agreement of the Province enforceable in accordance with its terms;
     (iii) the Securities have been duly authorized and the Global Securities have been duly executed by the Province in accordance with the laws of the Province and the Order or Orders of the Lieutenant Governor in Council applicable thereto, and, when authenticated in accordance with the provisions of the Fiscal Agency Agreement and delivered to and paid for by the Underwriter pursuant to this Agreement, will constitute legal, valid and binding obligations of the Province, enforceable in accordance with their terms;
     (iv) the statements in the Preliminary Final Prospectus and the Final Prospectus under the headings “Description of Debt Securities and Warrants — Canadian Income Tax Considerations” and “Taxation — Canadian Taxation” are accurate in all material respects subject to the qualifications therein stated;
     (v) the payment of principal of and interest on the Securities will be a charge on and payable out of the Consolidated Revenue Fund of the Province of Ontario (as defined in the Financial Administration Act (Ontario));
     (vi) no authorization, consent, waiver or approval of, or filing, registration, qualification or recording with, any governmental authority of the Province of Ontario or of Canada is required in connection with the execution, delivery and performance by the Province of this Agreement or the Fiscal Agency Agreement or the sale of the Securities by the Province in the manner contemplated in this Agreement and the Final Prospectus, except for the Order or Orders of the Lieutenant Governor in Council and an approval under section 28 of the Financial Administration Act (Ontario), which have been obtained;
     (vii) no stamp or other similar duty or levy is payable under the laws of the Province of Ontario or the laws of Canada applicable in the Province in connection with the execution, delivery and performance by the Province of this Agreement and the Fiscal Agency Agreement, or in connection with the issue and sale of the Securities by the Province in the manner contemplated in this Agreement, the Time of Sale Information and the Final Prospectus; and
     (viii) Her Majesty the Queen in right of Ontario may be sued in the courts of the Province of Ontario with regard to any claims arising out of or relating to the obligations of the Province under the Securities. No law in the Province of Ontario requires the consent of any public official or authority for suit to be brought or judgment to be obtained against Her Majesty the Queen in right of Ontario arising out of or relating to the obligations of the Province under the Securities, though in certain circumstances prior notice and particulars of a claim must be given to Her Majesty the Queen in right of Ontario. An amount payable by Her Majesty the Queen in right of Ontario under an order of a court of the Province of Ontario that is final and not subject to appeal is payable out of the Consolidated Revenue Fund of the Province of Ontario pursuant to the Proceedings Against the Crown Act (Ontario).

11

     (c) The Underwriter shall have received on the Closing Date from Shearman & Sterling LLP, United States counsel to the Province, favorable opinions dated the Closing Date to the effect that:
     (i) the statements in the Preliminary Final Prospectus, read together with the Time of Sale Information, and the Final Prospectus under the caption “Description of Bonds” and “Underwriting”, in each case, insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein;
     (ii) the statements in the Preliminary Final Prospectus, read together with the Time of Sale Information, and the Final Prospectus under the caption “Description of Debt Securities and Warrants— United States Income Tax Considerations”, as supplemented by “Taxation — United States Taxation”, in each case, insofar as such statements constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein;
     (iii) the statements in the Preliminary Final Prospectus and the Final Prospectus under the caption “Taxation — United Kingdom Taxation”, insofar as such statements purport to summarize certain tax laws of the United Kingdom, constitute a fair summary of the matters addressed therein;
     (iv) each of the Registration Statement and the Final Prospectus, excluding the documents incorporated by reference therein, and any supplements or amendments thereto (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel need not express any opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act and the applicable rules and regulations of the SEC thereunder; and
     (v) each of the documents incorporated by reference in the Preliminary Final Prospectus, read together with the Time of Sale Information, and the Final Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel need express no opinion), except to the extent that any statement therein is modified or superseded in the Preliminary Final Prospectus or the Final Prospectus, at the time it was filed with the SEC, appears on its face to be appropriately responsive in all material respects to the requirements of the U.S. Exchange Act and the applicable rules and regulations of the SEC thereunder.
          Such counsel shall also state that although they have not verified, are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Final Prospectus (including the documents incorporated by reference therein), such counsel has, however, generally reviewed and discussed such statements with representatives of the Ontario Financing Authority and Ministry of Finance of the Province and, in the course of such review and discussion, no facts have come to such counsel’s attention which gives them reason to believe that (A) the Registration Statement (including the documents incorporated by reference therein, other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state a

12

material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) the Final Prospectus as amended or supplemented, if applicable (including the documents incorporated by reference therein, other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the date of such Final Prospectus as amended or supplemented, if applicable, or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) the Time of Sale Information, at the Time of Sale (which such counsel may assume to be the date of the Underwriting Agreement) (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          In giving such opinions, such counsel may rely, without independent investigation, as to matters relating to the federal law of Canada or the laws of the Province of Ontario, on the opinion of the Deputy Attorney General, Assistant Deputy Attorney General, Acting Assistant Deputy Attorney General of the Province or any solicitor who is an employee of the Crown and seconded to the Legal Services Branch, Ministry of Finance and Ministry of Revenue, rendered pursuant to Section 7(b) hereof.
     (d) The Underwriter shall have received on the Closing Date from Davis Polk & Wardwell, United States counsel for the Underwriter, and Stikeman Elliott LLP, Canadian counsel for the Underwriter, favorable opinions dated the Closing Date as to the form and validity of the Securities and as to the proceedings and other related matters incident to the issuance and sale of the Securities on the Closing Date, and the Underwriter shall have received on the Closing Date from Davis Polk & Wardwell a favorable opinion dated the Closing Date with respect to the Registration Statement, the Time of Sale Information and the Final Prospectus and other related matters as the Underwriter may reasonably require. In giving their opinion, Davis Polk & Wardwell may rely upon the opinion of Stikeman Elliott LLP as to matters of Canadian and Ontario law.
     (e) The Province shall have furnished to the Underwriter on the Closing Date a certificate of the Province, signed by the duly authorized officer of the Province (who may rely as to proceedings pending or contemplated upon the best of his knowledge), dated the Closing Date, to the effect that:
     (i) the representations and warranties of the Province in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Province has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to the Province’s knowledge, threatened; and

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     (iii) there has been no material adverse change in the financial, economic or political conditions of the Province from those set forth in or contemplated by the Registration Statement, the Time of Sale Information and the Final Prospectus other than changes arising in the ordinary and normal course.
     (f) Subsequent to the execution of this Agreement and on or prior to the Closing Date, there shall not have been any decrease in the ratings of any of the Province’s long-term debt securities by Moody’s Investors Service or Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.
     (g) Prior to the Closing Date, the Province shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.
     If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be cancelled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Province in writing or by telephone or facsimile transmission, in either case confirmed in writing.
     8. Stabilization and Over-allotment. The Underwriter (or persons acting on its behalf) may over-allot Securities or effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the relevant Securities is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the date on which the Province received the proceeds of the issue, and 60 days after the date of the allotment of the Securities. Any over-allotment or stabilization transaction by the Underwriter in connection with the distribution of the Securities shall be effected by it on its own behalf and not as agent of the Province, and any gain or loss arising therefrom shall be for its own account. The Underwriter acknowledges that the Province has not been authorized to issue Securities in excess of the principal amount set forth in Schedule I hereto. The Underwriter also acknowledges that the Province has not authorized the carrying out by the Underwriter of stabilization transactions other than in conformity with applicable laws and rules, including those made pursuant to applicable United Kingdom legislation and Regulation M under the U.S. Exchange Act (if applicable). The Province authorises the Underwriter to make such public disclosure of information relating to stabilization as is required by applicable law, regulation and guidance.
9. Indemnification and Contribution.
     (a) The Province agrees to indemnify and hold harmless the Underwriter and each of its affiliates that participates in the initial distribution of the Securities and each person who controls the Underwriter or any such affiliate within the meaning of either the U.S. Securities Act or the U.S. Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the laws of any jurisdiction, including but not limited to the U.S. Securities Act, the U.S. Exchange Act or other United States Federal or

14

state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, including all documents incorporated by reference, or in the Basic Prospectus, any Preliminary Final Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse, as incurred, each such indemnified party, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Province will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Province by the Underwriter specifically for use in connection with the preparation thereof and (ii) such indemnity with respect to the Basic Prospectus, any Preliminary Final Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information shall not enure to the benefit of the Underwriter or affiliate thereof (or any person controlling the Underwriter or any affiliate) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive the Time of Sale Information at or prior to the sale of such Securities to such person and the untrue statement or omission of a material fact contained in the Basic Prospectus, any Preliminary Final Prospectus or any Issuer Free Writing Prospectus was corrected in the Time of Sale Information. This indemnity agreement will be in addition to any liability which the Province may otherwise have.
     (b) The Underwriter agrees to indemnify and hold harmless the Province:
     (i) to the same extent as the foregoing indemnity from the Province to the Underwriter, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Province by the Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity;
     (ii) against any and all losses, claims, damages or liabilities, joint or several, to which the Province may become subject under the laws of any jurisdiction, including but not limited to the U.S. Securities Act, the U.S. Exchange Act or other United States Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any document prepared by the Underwriter and distributed by it in connection with the offering of the Securities, including any “free writing prospectus”, or which arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and which statement or omission is not contained in the Time of Sale Information, the Final Prospectus or the agreed press releases; and

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     (iii) against any and all losses, claims, damages or liabilities, joint or several, to which the Province may become subject arising out of or in connection with a breach by the Underwriter (or its affiliates that participate in the initial distribution of the Securities) of any representation, or failure to perform or observe any agreement, contained in Section 6 of this Agreement.
     The Underwriter agrees to reimburse, as incurred, any legal or other expenses reasonably incurred by the Province in connection with investigating or defending any such loss, claim, damage, liability or action referred to in clauses (i), (ii) and (iii) above. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. The Province acknowledges, for the purposes of clause (i) above, that the statements set forth under the heading “Underwriting” (except for the statements in the paragraphs relating to the European Economic Area, the FSMA and the securities laws of Japan and Hong Kong and the sentence relating to stamp taxes and other charges and expenses of the offering) in any Preliminary Final Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in any of the documents referred to in the foregoing indemnity, and the Underwriter confirms that such statements are correct; provided that such acknowledgement by the Province does not extend to any “free writing prospectus” other than the Issuer Free Writing Prospectus in the form of Schedule I hereto.
     (c) Each of the Province and the Underwriter agree that the Underwriter shall have and hold the covenants of the Province contained in this Section 9 in respect of the Underwriter’s controlling persons (as defined above) and affiliates in trust for the benefit of its controlling persons and affiliates. The Underwriter agrees to accept the trusts in this paragraph (c) declared and provided for and agrees to enforce those covenants on behalf of such persons.
     (d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9.
          In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release

16

of each indemnified party from all liability arising out of such claim, action, suit or proceeding. In order to be entitled to an indemnity with respect to a claim hereunder, an indemnified party will not, without the prior written consent of the indemnifying parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to such pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnifying parties are actual or potential parties to such claim or action).
          Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:
     (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the first sentence of the next preceding paragraph (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriter in the case of paragraph (a) of this Section 9, representing the indemnified parties under such paragraph (a) who are parties to such action),
     (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or
     (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).
     (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Province on grounds of policy or otherwise, the Province and the Underwriter shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Province and the Underwriter may be subject in such proportion so that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount specified in Schedule II hereto bears to the public offering price of the Securities specified in Schedule I hereto and the Province is responsible for the balance; provided, however, that (a) in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by the Underwriter hereunder and (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls the Underwriter within the meaning of the U.S. Securities Act shall have the same rights to contribution as the Underwriter, and each person who controls the Province within the meaning of the U.S. Securities Act and each official of the Province who shall have signed the Registration Statement shall have the same rights to contribution as the

17

Province. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (e), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (e).
     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter or the Province, by notice given to the Province or the Underwriter, as the case may be, prior to delivery and payment for the Securities, if prior to that time, there shall have occurred such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which, in the reasonable judgment of the Underwriter or the Province, as the case may be, is material and adverse and such changes, singly or together with any other such change, makes it, in the reasonable judgment of the Underwriter or the Province, as the case may be, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Information or the Final Prospectus. Notwithstanding any such termination, the provisions of Sections 9, 11, and 14 hereof shall remain in effect.
     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Province and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Province or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities.
     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered, telecopied or telegraphed and confirmed at Citigroup Centre, Canada Square, Canary Wharf, London, E14 5LB, United Kingdom attention: MTN Desk (Telecopier No. 44-207-986-1927) or, if sent to the Province, will be mailed, delivered, telecopied or telegraphed and confirmed at Ontario Financing Authority, One Dundas Street West, Suite 1400, Toronto, Ontario, M5G 1Z3, attention: Director, Capital Markets Operations, Capital Markets Division, Ontario Financing Authority (Telecopier No. (416) 325-8111).
     13. Successors and Assigns. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and the officials and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder. Neither this Agreement nor any interest or obligation in or under this Agreement may be assigned by the Underwriter without the prior written consent of the Province or by the Province without the prior written consent of the Underwriter.
     14. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

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     15. Counterparts. This Agreement may be executed in one or more counterparts (including counterparts by facsimile) and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same agreement.
     16. Advertisements. All advertisements of the issue of the Securities or publication of such formal notice as may be required by the rules of the Stock Exchange in connection with the listing of the securities on the Stock Exchange shall be published in a form or forms and manner to which the Province consents in writing prior to the date of publication. The Province may withhold its consent in its discretion regarding the use of any symbol in any such advertisement and the publication in which such advertisement is to appear.
     17. Time of the Essence. Time shall be of the essence in this Agreement.

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          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Province and the Underwriter.

Very truly yours,

Province of Ontario

By:	/s/ Irene Stich

Name:	Irene Stich
Title:	Director
Capital Markets Operations
Capital Markets Division
Ontario Financing Authority

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The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.
Citigroup Global Markets Limited

By:	/s/ Tom Pauk
Authorized Signatory

Name:	Tom Pauk
Title:	Delegated Signatory
For the Underwriter.

SCHEDULE I
Final Term Sheet
Floating Rate Bonds due October 9, 2017

Issuer:	Province of Ontario

Expected Ratings:	Moody’s Aa1; S&P AA; DBRS AA

Title:	Floating Rate Bonds due October 9, 2017

Aggregate Principal Amount:	€105,000,000

Denominations:	€100,000 and integral multiples thereof

Trade Date:	December 19, 2008

Original Issue Date (Settlement Date):	January 9, 2009

Maturity:	October 9, 2017

Interest Payment Dates:	January 9, April 9, July 9 and October 9 of each year, commencing April 9, 2009. Interest will accrue from January 9, 2009.

Spread to Benchmark:	1.39%

Benchmark:	3 Month EURIBOR on Reuters page EURIBOR01 at 11:00 a.m., Brussels time two TARGET Days (as defined below) prior to the interest reset date

Interest Rate:	The interest rate on the Floating Rate Bonds due October 9, 2017 (the “2017 Floating Rate Bonds”) will be reset quarterly on January 9, April 9, July 9 and October 9 of each year, commencing January 9, 2009 (each an, “interest reset date”) and the 2017 Floating Rate Bonds will bear interest at a per annum rate equal to the three-month EURIBOR (as defined below) for the applicable interest reset period (as defined below) plus 1.39%. Each “interest reset period” will be the period from and including an interest reset date to but excluding the immediately succeeding interest reset date; provided that the final interest reset period of the 2017 Floating Rate Bonds will be the period from and including the interest reset date immediately preceding the maturity date of such 2017 Floating Rate Bonds to but excluding the maturity date.

If any interest reset date would otherwise be a day that is not a Business Day, the interest reset date will be postponed to the next succeeding day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the interest reset date shall be the next preceding Business Day.

The interest rate in effect on each day will be (i) if that day is an interest reset date, the interest rate determined as of the interest determination date (as defined below) immediately preceding such interest reset date or (ii) if that day is not an interest reset date, the interest rate determined as of the interest determination date immediately preceding the most recent interest reset date.

Interest Rate Determination

The interest rate applicable to each interest reset period commencing on the related interest reset date will be the rate determined as of the applicable interest determination date. The “interest determination date” will be the second TARGET Day immediately preceding the applicable interest reset date.

The Bank of New York Mellon, or its successor appointed by the Province of Ontario, will act as calculation agent (the “Calculation Agent”). Three-month EURIBOR will be determined by the Calculation Agent as of the applicable interest determination date in accordance with the following provisions:

(i) EURIBOR will be determined on the basis of the offering rates for deposits in euro having a three-month maturity, commencing on the applicable interest reset date, which appears on Reuters page EURIBOR01 (as defined below) as of approximately 11:00 a.m., Brussels time, on the applicable interest determination date. “Reuters page EURIBOR01” means the display designated on page “EURIBOR01” on Reuters (or such other page as may replace the Reuters page EURIBOR01 on that service, any successor service or such other service or services as may be nominated by the leading European banks for the purpose of displaying Euro-zone interbank offered rates for euro deposits). If no rate appears on Reuters page EURIBOR01, EURIBOR for such interest determination date will be determined in accordance with the provisions of paragraph (ii) below.

(ii) With respect to an interest determination date on which no rate appears on Reuters page EURIBOR01 as of approximately 11:00 a.m., Brussels time, on such interest determination date, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriter) in the Euro-zone interbank market selected by the Calculation Agent (after consultation with the Province of Ontario) to provide the Calculation Agent with a quotation of the rate at which deposits of euro have three-month maturity, commencing on the applicable interest reset date, are offered by it to prime banks in the Euro-zone interbank market as of approximately 11:00 a.m., Brussels time, on such interest determination date in a principal amount equal to an amount of not less than €1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, EURIBOR for such interest reset period will be the arithmetic mean of such quotations as calculated by the Calculation Agent. If fewer than two quotations are provided, EURIBOR for such interest reset period will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., Brussels time, on such interest determination date by three major banks (which may include affiliates of the underwriter) selected by the Calculation Agent (after consultation with the Province of Ontario) for loans in euro to leading European banks having a three-month maturity commencing on the applicable interest reset date and in a principal amount equal to an amount of not less than €1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting such rates as mentioned in this sentence, EURIBOR for such interest reset period will be EURIBOR determined with respect to the immediately preceding interest reset period.

All percentages resulting from any calculation of any interest rate for the 2017 Floating Rate Bonds will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

Promptly upon such determination, the Calculation Agent will notify the Province of Ontario and the fiscal agent (if the Calculation Agent is not the fiscal agent) of the interest rate for the new interest reset period. Upon request of a holder of the 2017 Floating Rate Bonds, the Calculation Agent will provide to such holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next interest reset period.

All calculations made by the Calculation Agent for the purposes of calculating interest on the 2017 Floating Rate Bonds shall be conclusive and binding on the holders and the Province of Ontario, absent manifest error.

As used herein, “TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on 19 November 2007 is open for the settlement of payments in euro.

Public Offering Price:	100% plus accrued interest from January 9, 2009 if settlement occurs after that date

Day Count Convention:	Actual/360 adjusted

Business Day:	A day on which banking institutions in the City of New

York, in the City of London and in the City of Toronto are not authorized or obligated by law or executive order to be closed and in relation to any date for payment or purchase of euro, any TARGET Day.

Underwriter:	Citigroup Global Markets Ltd

Prospectus and Prospectus Supplement:	Prospectus dated as of June 12, 2008, and Preliminary Prospectus Supplement dated as of December 19, 2008 http://www.sec.gov/Archives/edgar/data/74615/000090956708001303/o42789e424b2.htm

ISIN#:	XS0406920537
Floating Rate Bonds due January 9, 2018

Issuer:	Province of Ontario

Expected Ratings:	Moody’s Aa1; S&P AA; DBRS AA

Title:	Floating Rate Bonds due January 9, 2018

Aggregate Principal Amount:	€120,000,000

Denominations:	€100,000 and integral multiples thereof

Trade Date:	December 19, 2008

Original Issue Date (Settlement Date):	January 9, 2009

Maturity:	January 9, 2018

Interest Payment Dates:	January 9, April 9, July 9 and October 9 of each year, commencing April 9, 2009. Interest will accrue from January 9, 2009.

Spread to Benchmark:	1.39%

Benchmark:	3 Month EURIBOR on Reuters page EURIBOR01 at 11:00 a.m., Brussels time two TARGET Days (as defined below) prior to the interest reset date

Interest Rate:	The interest rate on the Floating Rate Bonds due January 9, 2018 (the “2018 Floating Rate Bonds”) will be reset quarterly on January 9, April 9, July 9 and October 9 of each year, commencing January 9, 2009 (each an, “interest reset date”) and the 2018 Floating Rate Bonds will bear interest at a per annum rate equal to the three-month EURIBOR (as defined below) for the applicable interest reset period (as defined below) plus 1.39%. Each “interest reset period” will be the period from and including an interest reset date to but excluding the immediately succeeding interest reset date; provided that the final interest reset period of the 2018 Floating Rate Bonds will be the period from and including the interest reset date immediately preceding the maturity date of such 2018 Floating Rate Bonds to but excluding the maturity date.

If any interest reset date would otherwise be a day that is not a Business Day, the interest reset date will be postponed to the next succeeding day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the interest reset date shall be the next preceding Business Day.

The interest rate in effect on each day will be (i) if that day is an interest reset date, the interest rate determined as of the interest determination date (as defined below) immediately preceding such interest reset date or (ii) if that day is not an interest reset date, the interest rate determined as of the interest determination date immediately preceding the most recent interest reset date.

Interest Rate Determination

The interest rate applicable to each interest reset period commencing on the related interest reset date will be the rate determined as of the applicable interest determination date. The “interest determination date” will be the second TARGET Day immediately preceding the applicable interest reset date.

The Bank of New York Mellon, or its successor appointed by the Province of Ontario, will act as calculation agent (the “Calculation Agent”). Three-month EURIBOR will be determined by the Calculation Agent as of the applicable interest determination date in accordance with the following provisions:

(i) EURIBOR will be determined on the basis of the offering rates for deposits in euro having a three-month maturity, commencing on the applicable interest reset date, which appears on Reuters page EURIBOR01 (as defined below) as of approximately 11:00 a.m., Brussels time, on the applicable interest determination date. “Reuters page EURIBOR01” means the display designated on page “EURIBOR01” on Reuters (or such other page as may replace the Reuters page EURIBOR01 on that service, any successor service or such other service or services as may be nominated by the leading European banks for the purpose of displaying Euro-zone interbank offered rates for euro deposits). If no rate appears on Reuters page EURIBOR01, EURIBOR for such interest determination date will be determined in accordance with the provisions of paragraph (ii) below.

(ii) With respect to an interest determination date on which no rate appears on Reuters page EURIBOR01 as of approximately 11:00 a.m., Brussels time, on such interest determination date, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriter) in the Euro-zone interbank market selected by the Calculation Agent (after consultation with the Province of Ontario) to provide the Calculation Agent with a quotation of the rate at which deposits of euro have three-month maturity, commencing on the applicable interest reset date, are offered by it to prime banks in the Euro-zone interbank market as of approximately 11:00 a.m., Brussels time, on such interest determination date in a principal amount equal to an amount of not less than €1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, EURIBOR for such interest reset period will be the arithmetic mean of such quotations as calculated by the Calculation Agent. If fewer than two quotations are provided, EURIBOR for such interest reset period will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., Brussels time, on such interest determination date by three major banks (which may include affiliates of the underwriter) selected by the Calculation Agent (after consultation with the Province of Ontario) for loans in euro to leading European banks having a three-month maturity commencing on the applicable interest reset date and in a principal amount equal to an amount of not less than €1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting such rates as mentioned in this sentence, EURIBOR for such interest reset period will be EURIBOR determined with respect to the immediately preceding interest reset period.

All percentages resulting from any calculation of any interest rate for the 2018 Floating Rate Bonds will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

Promptly upon such determination, the Calculation Agent will notify the Province of Ontario and the fiscal agent (if the Calculation Agent is not the fiscal agent) of the interest rate for the new interest reset period. Upon request of a holder of the 2018 Floating Rate Bonds, the Calculation Agent will provide to such holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next interest reset period.

All calculations made by the Calculation Agent for the purposes of calculating interest on the 2018 Floating Rate Bonds shall be conclusive and binding on the holders and the Province of Ontario, absent manifest error.

As used herein, “TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on 19 November 2007 is open for the settlement of payments in euro.

Public Offering Price:	100% plus accrued interest from January 9, 2009 if settlement occurs after that date

Day Count Convention:	Actual/360 adjusted

Business Day:	A day on which banking institutions in the City of New York, in the City of London and in the City of Toronto are not authorized or obligated by law or executive order to be closed and in relation to any date for payment or purchase of euro, any TARGET Day.

Underwriter:	Citigroup Global Markets Ltd

Prospectus and Prospectus Supplement:	Prospectus dated as of June 12, 2008, and Preliminary Prospectus Supplement dated as of December 19, 2008 http://www.sec.gov/Archives/edgar/data/74615/000090956708001303/o42789e424b2.htm

ISIN#:	XS0406921428
Floating Rate Bonds due October 9, 2017 and Floating Rate Bonds due January 9, 2018

Single Class:	Floating Rate Bonds due October 9, 2017 and Floating Rate Bonds due January 9, 2018 will be issued under a fiscal agency agreement between the Province of Ontario and The Bank of New York Mellon as registrar, fiscal agent, transfer agent and principal paying agent, which defines your rights as a holder of the Floating Rate Bonds due October 9, 2017 or Floating Rate Bonds due January 9, 2018.

Holders of the Floating Rate Bonds due October 9, 2017 and Floating Rate Bonds due January 9, 2018 will be treated as a single class for all purposes under the fiscal agency agreement, except that (i) any Extraordinary Resolution (as defined below) which disproportionately affects the holders of the Floating Rate Bonds due October 9, 2017 or Floating Rate Bonds due January 9, 2018, will, in addition to the approval by Extraordinary Resolution of the holders of Floating Rate Bonds due October 9, 2017 and Floating Rate Bonds due January 9,

2018 voting together as a class, also require the approval by Extraordinary Resolution of the holders of such disproportionately affected Bonds voting separately as a class and (ii) any Extraordinary Resolution which affects only the holders of the Floating Rate Bonds due October 9, 2017 or Floating Rate Bonds due January 9, 2018 will require the approval by Extraordinary Resolution of the holders of such Bonds only.

The term “Extraordinary Resolution” will be defined in the fiscal agency agreement as a resolution passed at a meeting of registered holders of Bonds by the affirmative vote of the registered holders of not less than 66 2/3% of the principal amount of Bonds eligible to vote, represented at the meeting in person or by proxy and voting on the resolution or as an instrument in writing signed by the registered holders of not less than 66 2/3% in principal amount of the outstanding Bonds eligible to vote. The quorum at any such meeting for passing an Extraordinary Resolution will be one or more persons being or representing registered holders of Bonds with at least a majority in principal amount of the Bonds at the time outstanding and eligible to vote, or at any adjourned meeting called by us or the Registrar, one or more persons being or representing registered holders of Bonds whatever the principal amount of the Bonds so held or represented.

Listing:	Admission to the United Kingdom Listing Authority’s Official List and to trading on the London Stock Exchange plc’s regulated market may be completed following settlement on a best efforts basis.

U.S. Legend:	The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup toll free at 1-877-858-5407.

European Economic Area Legends:	If and to the extent that this announcement is communicated in, or the offer of the bonds to which it relates is made in, any European Economic Area Member State that has implemented the Prospectus Directive (2003/71/EC) (other than the United Kingdom, once the UKLA Prospectus as defined below has been approved by the Financial Services Authority), this announcement and the offer are only addressed to and directed at persons in that Member State who are qualified investors within the meaning of the Prospectus Directive (or who are other persons to whom the offer may lawfully be addressed) and must not be acted upon by other persons in that Member State.

This document does not constitute or form part of any offer or invitation to sell these bonds and is not soliciting any offer to buy these bonds in any jurisdiction where such offer or sale is not permitted. This document is, for the purposes of Article 15 of Directive 2003/71/EC (the “Prospectus Directive”), not a prospectus but an advertisement, and investors in the European Economic Area should not subscribe for or purchase these bonds once admitted to trading on the regulated market of the London Stock Exchange plc except on the basis of information in the UKLA Prospectus (as defined below). The Province intends to file a single prospectus (the “UKLA Prospectus”) pursuant to Section 5.3 of the Prospectus Directive with the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000, as amended, for the purpose of having these bonds admitted to trading on the regulated market of the London Stock Exchange plc as soon as possible after closing of this issue. In compliance with the Prospectus Directive, the UKLA Prospectus will be published in due course, subject to its approval by the United Kingdom Listing Authority, and investors will be able to obtain a copy of the UKLA Prospectus from the office of the Province at the Ontario Financing Authority, One Dundas Street West, Suite 1400, Toronto, Ontario, Canada M5G 1Z3 and the United Kingdom paying agent, The Bank of New York Mellon, One Canada Square, London E14 5AL,

England. Investors in the European Economic Area should not subscribe for any bonds referred to in this advertisement except on the basis of information in the UKLA Prospectus.

Other:	ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE II

	Principal Amount	Principal Amount
	of 2017 Bonds to	of 2018 Bonds to
Underwriter	be Purchased	be Purchased
Citigroup Global Markets Limited	€105,000,000	€120,000,000

	2017 Bonds	2018 Bonds
Purchase Price (include accrued interest or amortization, if any, minus underwriting discount):	99.540% plus accrued interest from January 9, 2009 if settlement occurs after that date	99.528% plus accrued interest from January 9, 2009 if settlement occurs after that date

Underwriting Discount:	0.460%	0.472%

II-1

OPINION OF LEGAL COUNSEL

Ministry of the
Attorney General
Legal Services Branch
Ministry of Finance
Ministry of Revenue

777 Bay Street
11th Floor
Toronto ON M5G 2C8

Telephone: (416) 325-1456
Facsimile: (416) 325-1460
Kristina.Knopp@Ontario.ca
Ministère du
Procureur général
Direction des services juridiques
Ministère des Finances
Ministère du Revenu

777 rue Bay
11[e] étage
Toronto ON M5G 2C8

Téléphone: (416) 325-1456
Télécopieur: (416) 325-1460

January 9, 2009
The Honourable Dwight Duncan
Minister of Finance
7 Queen’s Park Crescent East
7th Floor, Frost Building South
Toronto, Ontario
M7A 1Y7
Dear Minister:
Subject:	Province of Ontario Issue of €105,000,000 Floating Rate Bonds due October 9, 2017 and €120,000,000 Floating Rate Bonds due January 9, 2018

     I am counsel to the Province of Ontario (the “Province”) in connection with the issue of Floating Rate Bonds due October 9, 2017 in the aggregate principal amount of €105,000,000 and Floating Rate Bonds due January 9, 2018 in the aggregate principal amount of €120,000,000 of the Province of Ontario (collectively, the “Bonds”) and the sale of the Bonds by the Province pursuant to an underwriting agreement dated as of December 19, 2008, (the “Underwriting Agreement”), between the Province and the Underwriter named therein.
     This opinion is being delivered pursuant to paragraph 7(b) of the Underwriting Agreement. Terms used but not defined herein shall have the meanings ascribed thereto in the Underwriting Agreement.
     I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following:
(a)	the Underwriting Agreement;
(b)	a fiscal agency agreement dated as of January 9, 2009, (the “Fiscal Agency Agreement”), between the Province and The Bank of New York Mellon, including the forms of global bonds appended thereto;

(c)	the supplemented form of prospectus of the Province, including the Basic Prospectus as so supplemented and the documents incorporated by reference therein, dated December 19, 2008, relating to the offering and sale of the Bonds (the “Final Prospectus”), and the preliminary form of the Final Prospectus dated December 19, 2008 (the “Preliminary Final Prospectus”);
(d)	the Financial Administration Act (Ontario);
(e)	the Capital Investment Plan Act, 1993 (Ontario);
(f)	the Legislation Act, 2006 (Ontario);
(g)	the Proceedings Against the Crown Act (Ontario);
(h)	the Currency Act (Canada);
(i)	a certified copy of the Order of the Lieutenant Governor in Council of the Province of Ontario numbered O.C. 1415/2008 made on August 12, 2008 pursuant to the Financial Administration Act (Ontario) and the Electricity Act, 1998 and a certified copy of the Order of the Lieutenant Governor in Council of the Province of Ontario numbered O.C. 1416/2008 made on August 12, 2008 pursuant to the Financial Administration Act (Ontario) and the Loan Act, 2008, (the “Orders in Council”) authorizing the issue and sale of the Bonds;
(j)	a certificate of the Province dated January 9, 2009 as to the incumbency of certain representatives of the Province;
(k)	a certificate of the Province dated January 9, 2009 relating to the borrowing authority remaining under the Orders in Council;
(l)	a certificate of the Province dated January 9, 2009 related to the approval required under section 28 of the Financial Administration Act (Ontario);
(m)	a written order of the Province to the Registrar relating to the authentication and delivery of the Global Bonds (as such term is defined in the Fiscal Agency Agreement); and
(n)	the Global Bonds dated January 9, 2009, executed by and sealed on behalf of the Province.
     I have also examined such certificates of public officials and such other certificates, documents and records and such matters of law as I have considered necessary as a basis for or relevant to the opinions hereinafter expressed.

     For the purposes of this opinion, I have assumed, with regard to all documents examined by me, the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed, telecopies or photostatic copies. I have also assumed, for the purposes of the opinions expressed in paragraphs 1 and 2 below, the due execution and delivery of all agreements by the parties thereto other than the Province.
     This opinion is based upon legislation as in effect on the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable in Ontario. I have assumed that, insofar as any obligation is to be performed in any jurisdiction outside Ontario, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction.
     I have also assumed that, for the purposes of the opinions expressed in paragraphs 1 and 6 below, the Underwriter, and each of its affiliates that participate in the initial distribution of the Bonds in Ontario, will at all times comply with the selling restrictions specified in Section 6(e) of the Underwriting Agreement as they relate to Ontario and have relied on the undertaking of the Underwriter in this regard.
     The opinions given in paragraphs 1, 2, 3, 5 and 8 below are subject to the following limitations and qualifications:
(A)	the enforceability of Underwriting Agreement may be limited by general equitable principles;

(B)	the availability of equitable remedies is in the discretion of a court of competent jurisdiction (subject to further qualifications below);

(C)	pursuant to the Currency Act (Canada) a judgment by a court of the Province of Ontario must be awarded in Canadian currency and such judgment may be based on a rate of exchange in existence on a day other than the day of payment;

(D)	a court of the Province of Ontario may refuse to enforce any right of indemnity or contribution under the Underwriting Agreement to the extent such is found to be contrary to public policy, as that term is understood under the laws of the Province of Ontario and the laws of Canada applicable in Ontario; and

(E)	a court of the Province of Ontario may not against Her Majesty the Queen in right of Ontario:
(i)	grant an injunction or make an order for specific performance,
(ii)	make an order for recovery or delivery of real or personal property, or
(iii)	issue execution or attachment or process in the nature thereof, other than garnishment in certain limited circumstances.

     Subject to the foregoing, I am of the opinion that:
(1)	The Underwriting Agreement has been duly authorized, executed and delivered by the Province in accordance with the laws of the Province and the Orders in Council and constitutes a legal, valid and binding agreement of the Province enforceable in accordance with its terms.
(2)	The Fiscal Agency Agreement has been duly authorized, executed and delivered by the Province in accordance with the laws of the Province and the Orders in Council and constitutes a legal, valid and binding agreement of the Province enforceable in accordance with its terms.
(3)	The Bonds have been duly authorized and the Global Bonds have been duly executed by and sealed on behalf of the Province in accordance with the laws of the Province and the Orders in Council and, when the Global Bonds are authenticated in accordance with the provisions of the Fiscal Agency Agreement and delivered and paid for by the Underwriter pursuant to the Underwriting Agreement, they will constitute legal, valid and binding obligations of the Province, enforceable in accordance with their terms.
(4)	The statements in the Preliminary Final Prospectus and the Final Prospectus under the headings “Description of Debt Securities and Warrants-Canadian Income Tax Considerations” and “Taxation- Canadian Taxation”, are accurate in all material respects, subject to the qualifications therein stated.
(5)	The payment of principal of and interest on the Bonds will be a charge on and payable out of the Consolidated Revenue Fund of the Province of Ontario (as defined in the Financial Administration Act (Ontario)).
(6)	No authorization, consent, waiver or approval of, or filing, registration, qualification or recording with, any governmental authority of the Province of Ontario or of Canada is required in connection with the execution, delivery and performance by the Province of the Underwriting Agreement, the Fiscal Agency Agreement or the sale of the Bonds by the Province in the manner contemplated in the Underwriting Agreement and the Final Prospectus, except for the Orders in Council and the approval under section 28 of the Financial Administration Act (Ontario), which have been obtained.
(7)	No stamp or other similar duty or levy is payable under the laws of the Province of Ontario or the laws of Canada applicable in the Province in connection with the execution, delivery and performance by the Province of the Underwriting Agreement, the Fiscal Agency Agreement or in connection with the issue and sale of the Bonds by the Province in the manner contemplated in the Underwriting Agreement, the Time of Sale Information and the Final Prospectus.
(8)	Her Majesty the Queen in right of Ontario may be sued in the courts of the Province of Ontario with regard to any claims arising out of or relating to the obligations of the Province under the Bonds. No law in the Province of Ontario requires the consent of any public official or authority for suit to be brought or judgment to be obtained against Her Majesty the Queen in right of Ontario arising out of or relating to the obligations of the Province under the Bonds, though in certain circumstances prior notice and particulars of a claim must be given to Her Majesty the Queen in right of Ontario. An amount payable by Her Majesty the Queen in right of Ontario under an order of a court of the Province of Ontario that is final and not subject to appeal is payable out of the Consolidated Revenue Fund of the Province of Ontario pursuant to the Proceedings Against the Crown Act (Ontario).
     By reason of the matters aforesaid, I hereby advise that each of the said Bonds of the Province is not inconsistent with any overriding law in force in the Province and that there is no requirement of the law applicable in the Province which has not been met or fulfilled.
     This opinion may be delivered to the Underwriter who may rely thereon in connection with the transactions contemplated under the Underwriting Agreement to the same extent as if such opinion were addressed to it5. In this regard, I wish to call to the attention of the Underwriter that, pursuant to section 43 of the Financial Administration Act (Ontario), where, in the opinion of the Minister of Finance of Ontario, a person is indebted to the Crown in right of Ontario or in right of Canada or any agency of the Crown in any specific sum of money, the Minister has the discretion to retain by way of deduction or set-off, out of money that is due and payable by the Province to that person, such sum as the Minister considers fit in the circumstances to be applied against such indebtedness of that person.
     I consent to the inclusion of this opinion in a Form 18-K/A amendment to the Province’s annual report on Form 18-K for the year ended March 31, 2008, which annual report is incorporated by reference into Registration Statement No. 333-151612 filed with the Securities and Exchange Commission of the United States of America.

Yours truly,
By:	/s/ Kristina Knopp
Kristina Knopp
Legal Counsel Legal Services Branch Ministry of Finance and Ministry of Revenue

SCHEDULE OF EXPENSES
     It is estimated that the expenses of the Province of Ontario in connection with the sale of the Bonds will be as follows:

Securities and Exchange Commission fee	—
Printing expenses	—
Fiscal Agent, Paying Agent and Custodian fees and expenses	€ 82,800.00
Legal fees and expenses	€ 40,000.00
Rating Agency fees and expenses	€ 8,700.00
Listing fees and expenses	€ 9,900.00
Underwriter’s expense reimbursement	—

T0TAL	€ 141,400.00